                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF DECEMBER 22, 2005

                                 BY AND BETWEEN

                                IBT BANCORP, INC.

                                       AND

                         THE FARWELL STATE SAVINGS BANK

                                TABLE OF CONTENTS

ARTICLE I - CERTAIN DEFINITIONS............................................    1
   1.1. Certain Definitions................................................    1

ARTICLE II - THE MERGER....................................................    6
   2.1. Merger.............................................................    6
   2.2. Closing; Effective Time............................................    6
   2.3. Articles of Incorporation and Bylaws...............................    7
   2.4. Directors and Officers of Surviving Corporation....................    7
   2.5. Effects of the Merger..............................................    7
   2.6. Tax Consequences...................................................    7
   2.7. Possible Alternative Structures....................................    7

ARTICLE III - CONVERSION OF SHARES.........................................    7
   3.1. Conversion of FSSB Common Stock; Merger Consideration..............    7
   3.2. Procedures for Exchange of FSSB Common Stock.......................    9
   3.3. Reservation of Shares..............................................   11

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF FSSB........................   11
   4.1. Representations and Warranties of FSSB.............................   11

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF IBT..........................   24
   5.1. Representations and Warranties of IBT..............................   24

ARTICLE VI - COVENANTS OF FSSB.............................................   33
   6.1. Conduct of Business................................................   33
   6.2. Current Information................................................   36
   6.3. Access to Properties and Records...................................   37
   6.4. Financial and Other Statements.....................................   37
   6.5. Maintenance of Insurance...........................................   37
   6.6. Disclosure Supplements.............................................   38
   6.7. Consents and Approvals of Third Parties............................   38
   6.8. All Reasonable Efforts.............................................   38
   6.9. Failure to Fulfill Conditions......................................   38
   6.10. No Solicitation...................................................   38
   6.11. Sarbanes-Oxley Certification of Financial Statements..............   39
   6.12  FSSB Audit for 2005...............................................   39

ARTICLE VII - COVENANTS OF IBT.............................................   39
   7.1. Conduct of Business................................................   39
   7.2. Disclosure Supplements.............................................   40
   7.3. Consents and Approvals of Third Parties............................   40
   7.4. All Reasonable Efforts.............................................   40
   7.5. Failure to Fulfill Conditions......................................   40
   7.6. Employee Benefits..................................................   40
   7.7. Access to Properties and Records...................................   40

   7.8. Financial and Other Statements.....................................   41
   7.9. Directors and Officers Indemnification; Insurance..................   41

ARTICLE VIII - REGULATORY AND OTHER MATTERS................................   42
   8.1. Meetings of Shareholders...........................................   42
   8.2. Proxy Statement--Prospectus; Merger Registration Statement.........   43
   8.3. Regulatory Approvals...............................................   44
   8.4. Affiliates.........................................................   44
   8.5. Employment Agreement...............................................   44
   8.6. Post-Closing Operations............................................   44

ARTICLE IX - CLOSING CONDITIONS............................................   45
   9.1. Conditions to Each Party's Obligations Under This Agreement........   45
   9.2. Conditions to the Obligations of IBT under this Agreement..........   46
   9.3. Conditions to the Obligations of FSSB under this Agreement.........   46

ARTICLE X - THE CLOSING....................................................   47
   10.1. Time and Place....................................................   47
   10.2. Deliveries at the Closing.........................................   47

ARTICLE XI - TERMINATION, AMENDMENT AND WAIVER.............................   47
   11.1. Termination.......................................................   47
   11.2. Effect of Termination.............................................   49
   11.3. Amendment, Extension and Waiver...................................   49

ARTICLE XII - MISCELLANEOUS................................................   50
   12.1. Confidentiality...................................................   50
   12.2. Public Announcements..............................................   50
   12.3. Survival..........................................................   51
   12.4. Notices...........................................................   51
   12.5. Parties in Interest...............................................   51
   12.6. Complete Agreement................................................   51
   12.7. Counterparts......................................................   52
   12.8. Severability......................................................   52
   12.9. Governing Law.....................................................   52
   12.10. Interpretation...................................................   52
   12.11. Specific Performance.............................................   52

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger is dated as of December 22, 2005 (the "Agreement"), by and between IBT Bancorp, Inc., a Michigan financial services holding company ("IBT") and The Farwell State Savings Bank, a Michigan chartered commercial bank ("FSSB").

     WHEREAS, the Board of Directors of each of IBT and FSSB (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and shareholders and (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies, and (iii) has approved this Agreement at meetings of each of such Boards of Directors;

     WHEREAS, in accordance with the terms of this Agreement, a to be formed, wholly-owned subsidiary of IBT will merge with and into FSSB (the "Merger"). Concurrently, shareholders of FSSB shall exchange their shares of FSSB for shares of IBT and cash;

     WHEREAS, the parties currently intend that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                         ARTICLE I - CERTAIN DEFINITIONS

     1.1. Certain Definitions. As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, references to articles and sections refer to articles and sections of this Agreement).

     "Affiliate" means any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

     "Agreement" means this agreement, and any amendment hereto.

     "Bank Regulator" shall mean any Federal or state banking regulator, including but not limited to the FDIC, the Bureau and the FRB, which regulates Isabella Bank and Trust, Farmers State Bank of Breckenridge or FSSB, or IBT or subsidiaries, as the case may be.

     "Bureau" shall mean the Office of Financial and Insurance Services of the State of Michigan.

     "Certificate" shall mean a certificate evidencing shares of FSSB Common Stock.

     "Closing" shall have the meaning set forth in Section 2.2.

     "Closing Date" shall have the meaning set forth in Section 2.2.

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Confidentiality Agreements" shall mean the confidentiality agreements referred to in Section 12.1 of this Agreement.

     "Dissenting Shareholder" shall have the meaning set forth in Section
3.1(d).

     "Dissenting Shares" shall have the meaning set forth in Section 3.1(d).

     "Effective Time" shall mean the date and time specified pursuant to Section
2.2 hereof as the effective time of the Merger.

     "Environmental Laws" means any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource) and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (a) the comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601, et seq.; the resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 901, et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C.
Section 2601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq.; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall mean Isabella Bank and Trust, or such other bank or trust company or other agent designated by IBT, and reasonably acceptable to FSSB, which shall act as agent for IBT in connection with the exchanging Certificates for the Merger Consideration.

     "Exchange Fund" shall have the meaning set forth in Section 3.2(a).

     "Exchange Ratio" shall mean the number of shares IBT Common Stock and cash into which a share of FSSB Common Stock shall be converted which shall be equal to the amount (rounded to the nearest one thousandth) as set forth below:

          3.0382 shares of IBT Common Stock plus $29.00 in cash for each share of FSSB Common Stock; said per share cash to be reduced by the amount any 2005 cash dividends paid by FSSB exceed $11.00 per share and increased by the amount any cash dividends paid by IBT exceed $.70 per share during 2005.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

     "FRB" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

     "FSSB" shall mean The Farwell State Savings Bank, with its principal offices located at 399 West Main Street, Farwell, Michigan, 48622.

     "FSSB Common Stock" shall mean the common stock, par value $10.00 per share, of FSSB.

     "FSSB Disclosure Schedule" shall mean a written disclosure schedule delivered by FSSB to IBT specifically referring to the appropriate section of this Agreement.

     "FSSB Financial Statements" shall mean (i) the audited statements of financial condition (including related notes and schedules, if any) of FSSB as of December 31, 2004, 2003 and 2002 and the statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) of FSSB for each of the three years ended December 31, 2004, 2003 and 2002, as set forth in FSSB's annual report for the year ended December 31, 2004 and
(ii) the unaudited interim consolidated financial statements of FSSB as of the end of the three-month period ended March 31, 2005, six-month period ended June 30, 2005, and nine-month period ended September 30, 2005.

     "FSSB Shareholders Meeting" shall have the meaning set forth in Section
8.1.

     "FSSB Stock Benefit Plans" shall mean any and all stock-based benefit plans and amendments thereto of FSSB.

     "FSSB Subsidiary" means any corporation or entity, 50% or more of the equity interest of which is owned, either directly or indirectly, by FSSB, except any corporation or entity the equity interest of which is held in the ordinary course of the lending activities of FSSB.

     "GAAP" shall mean accounting principles generally accepted in the United States of America.

     "Governmental Entity" shall mean any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

     "IBT" shall mean IBT Bancorp, Inc., a Michigan corporation, with its principal executive offices located at 200 East Broadway Street, Mt. Pleasant, Michigan, 48858.

     "IBT Common Stock" shall mean the common stock, no par value per share, of IBT.

     "IBT Disclosure Schedule" shall mean a written disclosure schedule delivered by IBT to FSSB specifically referring to the appropriate section of this Agreement.

     "IBT Financial Statements" shall mean the (i) the audited consolidated statements of financial condition (including related notes and schedules) of IBT as of December 31, 2004, 2003 and 2002 and the consolidated statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) of IBT for each of the three years ended December 31, 2004, 2003 and 2002, as set forth in IBT's annual report for the year ended December 31, 2004, and (ii) the unaudited interim consolidated financial statement of IBT as of the end of the three-month period ended March 31, 2005, six-month period ended June 30, 2005, and nine-month period ended September 30, 2005 as filed by IBT in its Securities Documents.

     "IBT Stock Benefit Plans" shall mean any and all stock-based benefit plans and amendments thereto of IBT.

     "IBT Subsidiary" means any corporation or entity, 50% or more of the equity interest of which is owned, either directly or indirectly, by IBT, Isabella Bank and Trust or Farmers State Bank of Breckenridge, except any corporation or entity, the equity interest of which is held in the ordinary course of the lending activities of Isabella Bank and Trust or Farmers State Bank of Breckenridge.

     "IRS" shall mean the United States Internal Revenue Service.

     "Knowledge" as used with respect to a Person (including references to such person being aware of a particular matter) means those facts that are known by the current executive officers and directors of such Person, and includes any and all facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other material written notice received by such executive officer or director of that Person.

     "Loan Property" shall have the meaning set forth in Section 4.1(o).

     "Material Adverse Effect" shall mean, with respect to IBT or FSSB, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of IBT and its Subsidiaries taken as a whole, or FSSB and its Subsidiaries taken as a whole, respectively, or (ii) does or would materially impair the ability of either FSSB, on the one hand, or IBT, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks generally or interpretations thereof by courts or governmental agencies, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party, (d) compliance with this Agreement on the business, financial condition or results of operations of the parties and their respective Subsidiaries, including the expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement (consistent with the information included in the Disclosure Schedules) and (e) any change in the value of the securities portfolio of IBT or FSSB, respectively, whether held as available for sale or held to maturity, resulting from a change in interest rates value of the securities portfolio of IBT or FSSB, respectively, whether held as available for sale or held to maturity, resulting from a change in interest rates generally.

     "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

     "MBCA" shall mean the Michigan Business Corporation Act, as amended.

     "Merger" shall mean the merger of a to be formed wholly-owned subsidiary of IBT with and into FSSB pursuant to the terms hereof.

     "Merger Consideration" shall mean the IBT Common Stock and cash, to be paid by IBT for each share of FSSB Common Stock, as set forth in Section 3.1.

     "Merger Registration Statement" shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of IBT Common Stock to be offered to holders of FSSB Common Stock in connection with the Merger.

     "Michigan Banking Law" shall mean the Michigan Banking Code of 1999, as amended, and the rules and regulations promulgated thereunder, as amended, as administered by the Bureau.

     "Participation Facility" shall have the meaning set forth in Section
4.1(o).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

     "Pension Plan" shall have the meaning set forth in Section 4.1(m).

     "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, trust "group" (as that term is defined under the Exchange Act) or entity.

     "Proxy Statement - Prospectus" shall have the meaning set forth in Section 8.2.

     "Regulatory Agreement" shall have the meaning set forth in Section 4.1(l).

     "Regulatory Approvals" means the approval of any Bank Regulator that is necessary in connection with the consummation of the Merger and the related transactions contemplated by this Agreement.

     "Rights" shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed pursuant to the Securities Laws.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Significant Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

     "Surviving Corporation" shall have the meaning set forth in Section 2.1 hereof.

     "Termination Date" shall mean June 30, 2006.

     Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                             ARTICLE II - THE MERGER

     2.1. Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, a to be formed wholly-owned subsidiary of IBT shall merge with FSSB, with FSSB as the resulting or surviving corporation (the "Surviving Corporation"). As part of the Merger, each share of FSSB Common Stock shall be converted into the right to receive the Merger Consideration pursuant to the terms of Article III hereof.

     2.2. Closing; Effective Time. Subject to the satisfaction or waiver of all conditions to closing contained in Article IX hereof, the Closing shall occur no later than five (5) business days following the latest to occur of (i) the receipt of all required Regulatory Approvals, and the expiration of any applicable waiting periods, (ii) the approval of the Merger by the shareholders of FSSB, or (iii) at such other date or time upon which IBT and FSSB mutually agree (the "Closing"). The Merger shall be effected by the filing of a certificate of merger with the Bureau on the day of the Closing (the "Closing Date"), in accordance with Michigan Banking Law. The "Effective Time" means the date and time upon which the certificate of merger is filed with the Bureau, or as otherwise stated in the certificate of merger, in accordance with Michigan Banking Law.

     2.3. Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of FSSB as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

     2.4. Directors and Officers of Surviving Corporation. The board directors of the Surviving Corporation shall consist of the directors of FSSB in office immediately prior to the Effective Time and one (1) director to be designated by IBT, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. Board member compensation of the Surviving Corporation shall not change as a result of the Merger; however, IBT shall conduct periodic reviews of director compensation to assess reasonableness and consistency. The officers of FSSB immediately prior to the Effective Time shall be the initial officers of Surviving Corporation in each case until their respective successors are duly elected or appointed and qualified.

     2.5. Effects of the Merger. At and after the Effective Time, the Merger shall have the effects as set forth in the Michigan Banking Law.

     2.6. Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code other than is contemplated by this Agreement. Following the Closing, neither IBT nor FSSB nor any of their Affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

     2.7. Possible Alternative Structures. Notwithstanding anything to the contrary contained in this Agreement and subject to the satisfaction of the conditions set forth in Article IX, prior to the Effective Time, IBT shall, with the consent of FSSB, which will not be unreasonably withheld, be entitled to revise the structure of the Merger described in Section 2.1 hereof provided that (i) there are no adverse Federal or state income tax consequences to FSSB shareholders as a result of the modification; (ii) the consideration to be paid to the holders of FSSB Common Stock under this Agreement is not thereby changed in kind or value (or the relative mix thereof), or reduced in amount; and (iii) such modification will not delay materially or jeopardize receipt of any required Regulatory Approvals or other consents and approvals relating to the consummation of the Merger. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

                       ARTICLE III - CONVERSION OF SHARES

     3.1. Conversion of FSSB Common Stock; Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of IBT, FSSB or the holders of any of the shares of FSSB Common Stock, the Merger shall be effected in accordance with the following terms:

          (a) Each share of IBT Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

          (b) All shares of FSSB Common Stock held in the treasury of FSSB and each share of FSSB Common Stock owned by IBT or any direct or indirect wholly owned subsidiary of IBT or of FSSB immediately prior to the Effective Time, shall cease to exist, and the certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

          (c) Except as set forth above, each share of FSSB Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive shares of IBT Common Stock and cash based on the Exchange Ratio (the "Merger Consideration").

          (d) Each outstanding share of FSSB Common Stock the holder of which has perfected his right to dissent under Michigan Banking Law and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by Michigan Banking Law. FSSB shall give IBT prompt notice upon receipt by FSSB of any such demands for payment of the fair value of such shares of FSSB Common Stock and of withdrawals of such demands and any other instruments provided pursuant to applicable law (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"), and IBT shall have the right to participate in all negotiations and proceedings with respect to any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Shareholder as may be necessary to perfect appraisal rights under Michigan Banking Law. Any payments made in respect to Dissenting Shares shall be made by the Surviving Corporation.

          (e) If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's share of FSSB Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement.

          (f) After the Effective Time, shares of FSSB Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this section be converted into the right to receive the Merger Consideration.

          (g) Notwithstanding anything to the contrary contained herein, no certificates or script representing fractional shares of IBT Common Stock shall be issued upon the surrender and exchange of Certificates, no dividend or distribution with respect to IBT Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of IBT. In lieu of the issuance of any such fractional share, IBT shall pay to each former holder of FSSB Common Stock who otherwise would be entitled to receive a fractional share of IBT Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) $42.00. For purposes of determining any fractional share interest, all shares of FSSB Common Stock owned by a FSSB shareholder shall be combined so as to calculate the maximum number of whole shares of IBT Common Stock issuable to such FSSB Shareholder.

          (h) In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of IBT Common Stock and/or FSSB Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or exchanged or converted into shares or securities of another corporation, then an appropriate, equitable and proportionate adjustment shall be made to the Exchange Ratio.

     3.2. Procedures for Exchange of FSSB Common Stock.

          (a) IBT to Make Merger Consideration Available. No later than the Closing Date, IBT shall deposit, or shall cause to be deposited, in an account with the Exchange Agent for the benefit of the holders of FSSB Common Stock, for exchange in accordance with this Section 3.2, certificates representing the shares of IBT Common Stock and an aggregate amount of cash sufficient to pay the aggregate amount of cash payable pursuant to this Article III (such cash and certificates for shares of IBT Common Stock, together with any dividends or distributions with respect thereto (without any interest thereon) being hereinafter referred to as the "Exchange Fund").

          (b) Exchange of Certificates. IBT shall take any steps necessary to cause the Exchange Agent, within five (5) business days after the Effective Time, to mail to each holder of a Certificate or Certificates, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. The letter of transmittal shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefore the Merger Consideration to which such holder of FSSB Common Stock shall have become entitled pursuant to Section 3.1(c) and 3.1(g) hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash payable hereunder or any unpaid dividends and distributions, if any, payable to holders of Certificates.

          (c) Rights of Certificate Holders After the Effective Time. The holder of a Certificate that prior to the Merger represented issued and outstanding FSSB Common Stock shall have no rights (excluding dissenter's rights of those shareholders properly exercising dissenter's rights), after the Effective Time, with respect to such FSSB Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to IBT Common Stock or interest with respect to cash, shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.2. After the surrender of a Certificate in accordance with this Section 3.2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of IBT Common Stock represented by such Certificate.

          (d) Surrender by Persons Other than Record Holders. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (e) Closing of Transfer Books. From and after the Effective Time, there shall be no transfers on the stock transfer books of FSSB of the FSSB Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.2. Certificates surrendered for exchange by any person constituting an "affiliate" of FSSB for purposes of Rule 145 under the Securities Act, shall not be exchanged until IBT has received a written agreement from such person as provided in Section 8.4.

          (f) Return of Exchange Fund. At any time following the twelve (12) month period after the Effective Time, IBT shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which has been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to IBT (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither IBT nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

          (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by IBT, the posting by such person of a bond in such amount as IBT may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration deliverable in respect thereof.

          (h) Withholding. IBT or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of FSSB Common Stock such amounts as IBT (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. Federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by IBT or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the FSSB Common Stock in respect of whom such deduction and withholding were made by IBT or the Exchange Agent and such amounts shall be delivered to the applicable taxing authorities.

     3.3. Reservation of Shares. IBT shall reserve for issuance a sufficient number of shares of IBT Common Stock for the purpose of issuing shares of IBT Common Stock to the FSSB shareholders in accordance with this Article III.

               ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF FSSB

     4.1. Representations and Warranties of FSSB. FSSB represents and warrants to IBT that the statements contained in this Article IV are correct as of the date of this Agreement, except as set forth in the FSSB Disclosure Schedule delivered by FSSB to IBT on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. FSSB has made a good faith effort to ensure that the disclosure on each schedule of the FSSB Disclosure Schedule corresponds to the section referenced herein. However, for purposes of the FSSB Disclosure Schedule, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably apparent that such item applies to such other schedule.

          (a) Organization, Standing and Power.

               (i) FSSB is a Michigan chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of Michigan. FSSB has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The deposits of FSSB are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by FSSB when due.

               (ii) FSSB Disclosure Schedule 4.1(a)(ii) sets forth each FSSB Subsidiary. Each FSSB Subsidiary is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

               (iii) The respective minute books of FSSB and each FSSB Subsidiary accurately records, in all material respects, all material corporate actions of the respective shareholders and boards of directors (including committees) since January 1, 2003.

               (iv) Prior to the date of this Agreement, FSSB has made available to IBT, true and correct copies of the articles of incorporation or charter and bylaws of FSSB and each FSSB Subsidiary. FSSB Disclosure Schedule 4.1(a)(iv) sets forth any and all current noncompliance with FSSB's charter and bylaws. Such noncompliance has not, and will not have, a Material Adverse Effect on FSSB.

          (b) Capital Structure.

               (i) The authorized capital stock of FSSB consists of 262,500 shares of FSSB Common Stock, of which 262,500 shares are outstanding, validly issued, fully paid and nonassessable (except for assessments by the Bureau pursuant to Section 3807 of the Michigan Banking Code of 1999) and free of preemptive rights. There are no shares of FSSB Common Stock held by FSSB as treasury stock. FSSB has no outstanding options, warrants or other rights which are convertible into shares of FSSB Common Stock, except as disclosed on FSSB Disclosure Schedule 4.1(b)(i). Neither FSSB nor any FSSB Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of FSSB Common Stock, or any other security of FSSB or any securities representing the right to vote, purchase or otherwise receive any shares of FSSB Common Stock or any other security of FSSB, other than shares issuable under the FSSB Stock Benefit Plans. FSSB Disclosure Schedule 4.1(b)(i) sets forth: the name of each holder of an award granted under any FSSB Stock Benefit Plan, identifying the nature, number of shares, grant and vesting dates of the award.

               (ii) Except for the FSSB Subsidiaries and as set forth in FSSB Disclosure Schedule 4.1(b)(ii), FSSB does not possess, directly or indirectly, any material equity interest in any corporate entity, except for equity interests held in the investment portfolios of FSSB or any FSSB Subsidiary, equity interests held by FSSB in a fiduciary capacity, and equity interests held in connection with the lending activities of FSSB. FSSB owns each of its outstanding shares of capital stock of each FSSB Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

               (iii) To FSSB's Knowledge, except as set forth on FSSB Disclosure
Schedule 4.1(b)(iii), no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of FSSB Common Stock.

               (iv) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which FSSB's shareholders may vote has been issued by FSSB and are outstanding.

          (c) Authority.

               (i) FSSB has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals described in Section 8.3 and the approval of this Agreement by FSSB's shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by FSSB and the completion by FSSB of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of FSSB. This Agreement has been duly and validly executed and delivered by FSSB, and subject to approval by the shareholders of FSSB and receipt of the Regulatory Approvals, constitutes the valid and binding obligation of FSSB, enforceable against FSSB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

               (ii) (A) The execution and delivery of this Agreement by FSSB,
(B) subject to receipt of Regulatory Approvals, and FSSB's and IBT's compliance with any conditions contained therein, and subject to the receipt of the approval of the shareholders of FSSB, the consummation of the transactions contemplated hereby, and (C) compliance by FSSB with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of FSSB or any FSSB Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FSSB or any FSSB Subsidiary or any of their respective properties or assets; or (iii) except as set forth in FSSB Disclosure Schedule 4.1(c)(ii), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of FSSB or any FSSB Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which FSSB or any FSSB Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on FSSB and the FSSB Subsidiaries taken as a whole.

          (d) Information Supplied. None of the information supplied or to be supplied by FSSB or any FSSB Subsidiary for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by IBT in connection with the issuance of shares of IBT Common Stock in the Merger (including the Proxy Statement and prospectus constituting a part thereof, the "S-4") will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement - Prospectus and any amendment or supplement thereto will, at the date of mailing to FSSB shareholders and at the time of the meeting of shareholders of FSSB to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Proxy Statement - Prospectus (except for such portions thereof that relate only to IBT) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the S-4 (except for such portions thereof that relate only to IBT) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

          (e) Consents. Except for the Regulatory Approvals referred to in
Section 8.3 hereof and consents set forth in FSSB Disclosure Schedule 4.1(e) and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the shareholders of FSSB, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to FSSB's Knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with the execution and delivery of this Agreement by FSSB, and the completion by FSSB of the Merger. To FSSB's knowledge, (i) it has not received notice as of the date hereof that any Bank Regulator intends to disapprove or object to the completion of the transactions contemplated by this Agreement, and (ii) there is no reason to expect that all Regulatory Approvals required for the consummation of the transactions contemplated by this Agreement will not be received.

          (f) Financial Statements.

               (i) FSSB has previously made available to IBT the FSSB Financial Statements. Except as disclosed in FSSB Disclosure Schedule 4.1(f)(i), the FSSB Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject to the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of FSSB and the FSSB Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto.

               (ii) Except as disclosed in FSSB Disclosure Schedule 4.1(f)(ii), at the date of each balance sheet included in the FSSB Financial Statements, FSSB did not have any liability, obligation or loss contingency of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such FSSB Financial Statements or in the footnotes thereto which were not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which were not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

          (g) Taxes. Except as set forth in FSSB Disclosure Schedule 4.1(g), FSSB and the FSSB Subsidiaries that are at least 80% owned by FSSB are members of the same affiliated group within the meaning of Code Section 1504(a) and (A) FSSB has duly filed all federal, state and material local tax returns required to be filed by or with respect to FSSB and each Significant Subsidiary of FSSB on or prior to the Closing Date, taking into account any extensions (all such returns, to FSSB's Knowledge, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from FSSB and any Significant Subsidiary of FSSB by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent,
(ii) are being contested in good faith, or (iii) have not yet been fully determined, (B) as of the date of this Agreement, FSSB has received no written notice of, and to FSSB's Knowledge there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of FSSB or any of its Significant Subsidiaries, and no claim has been made by any authority in a jurisdiction where FSSB or any of its Significant Subsidiaries do not file tax returns that FSSB or any such Significant Subsidiary is subject to taxation in that jurisdiction and (C) FSSB and its Significant Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. FSSB and each of its Significant Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and FSSB and each of its Significant Subsidiaries, to FSSB's Knowledge, has timely complied with all applicable information reporting requirements under
Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

          (h) No Material Adverse Effect. Except as disclosed in FSSB Disclosure
Schedule 4.1(h), FSSB and the FSSB Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2004, and, to FSSB's Knowledge, no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on FSSB and the FSSB Subsidiaries, taken as a whole.

          (i) Material Contracts; Leases; Defaults.

               (i) Except as set forth in FSSB Disclosure Schedule 4.1(i)(i), neither FSSB nor any FSSB Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract with any past or present officer, director or employee of FSSB or any FSSB Subsidiary, except for "at will" arrangements; (ii) any plan or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of FSSB or any FSSB Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of FSSB or any FSSB Subsidiary; (iv) any agreement (other than this Agreement) which by its terms limits the payment of dividends by FSSB or any FSSB Subsidiary; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which FSSB or any FSSB Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers' acceptances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to IBT or any IBT Subsidiary; (vi) any other agreement, written or oral, that obligates FSSB or any FSSB Subsidiary for the payment of more than $50,000 annually; or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by FSSB or any FSSB Subsidiary (it being understood that any non-compete or similar provision shall be deemed material).

               (ii) Each real estate lease that will require the consent of the lessor or its agent or the assignment to IBT as a result of the Merger by virtue of the terms of any such lease, is listed in FSSB Disclosure Schedule 4.1(i)(ii) identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither FSSB nor any FSSB Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

               (iii) True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.1(i)(i) and 4.1(i)(ii) have been made available to IBT on or before the date hereof, are listed on FSSB Disclosure Schedule 4.1(i)(i) and 4.1(i)(ii) and are in full force and effect on the date hereof. Except as set forth in FSSB Disclosure Schedule 4.1(i)(iii), no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which FSSB or any FSSB Subsidiary is a party or under which FSSB or any FSSB Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in FSSB Disclosure Schedule 4.1(i)(iii), no such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of FSSB or any FSSB Subsidiary; or (y) requires FSSB or any FSSB

Subsidiary to provide a benefit in the form of FSSB Common Stock or determined by reference to the value of FSSB Common Stock. FSSB Disclosure Schedule 4.1(i)(iii) sets forth an analysis of FSSB Pension Plan liability including the amounts that are funded and unfunded.

          (j) Ownership of Property; Insurance Coverage.

               (i) FSSB and each FSSB Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by FSSB or each FSSB Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheet contained in the most recent FSSB Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities or any transaction by FSSB acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. FSSB and the FSSB Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by FSSB and the FSSB Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the FSSB Financial Statements.

               (ii) FSSB and each Significant Subsidiary of FSSB currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither FSSB nor any Significant Subsidiary of FSSB has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices of material claims have been given by FSSB or any Significant Subsidiary of FSSB under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three (3) years FSSB and each Significant Subsidiary of FSSB has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. FSSB Disclosure Schedule 4.1(j) (ii) identifies all policies of insurance maintained by FSSB and each Significant Subsidiary of FSSB.

          (k) Legal Proceedings. Except as set forth in FSSB Disclosure Schedule 4.1(k), neither FSSB nor any FSSB Subsidiary is a party to any, and there are no pending or, to FSSB's Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against FSSB or any FSSB Subsidiary, (ii) to which FSSB or any FSSB Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of FSSB to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry referred to in clauses (i) and (ii) which, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

          (l) Compliance With Applicable Law.

               (i) Except as set forth in FSSB Disclosure Schedule 4.1(l)(i), to FSSB's Knowledge, each of FSSB and each FSSB Subsidiary is in compliance in all material respects with all applicable federal, state, and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA Patriot Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977 ("CRA"), the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices and neither FSSB nor any FSSB Subsidiary has received any written notice to the contrary.

               (ii) Each of FSSB and each FSSB Subsidiary has all material permits, licenses, authorizations orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of FSSB, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.3.

               (iii) Except as set forth in FSSB Disclosure Schedule 4.1(l)(iii) for the period beginning January 1, 2003, neither FSSB nor any FSSB Subsidiary has received any written notification or, to FSSB's Knowledge, any other communication from any Bank Regulator (i) asserting that FSSB or any FSSB Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to FSSB or any FSSB Subsidiary; (iii) requiring or threatening to require FSSB or any FSSB Subsidiary, or indicating that FSSB or any FSSB Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of FSSB or any FSSB Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of FSSB or any FSSB Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Except as set forth in FSSB Disclosure Schedule 4.1(l)(iii), neither FSSB nor any FSSB Subsidiary has consented to or entered into any Regulatory Agreement that is currently in effect. Any such Regulatory Agreement and all correspondence relating thereto is set forth in FSSB Disclosure Schedule 4.1(l)(iii). The most recent regulatory rating given to FSSB as to compliance with the CRA is satisfactory or better.

          (m) Employee Benefit Plans.

               (i) FSSB Disclosure Schedule 4.1(m)(i) includes a descriptive list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans, fringe benefit plans, employment, severance and change in control agreements and all other material benefit practices, policies and arrangements maintained by FSSB or any FSSB Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of FSSB or any FSSB Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the "Compensation and Benefit Plans"). Except as set forth in FSSB Disclosure Schedule 4.1(m)(i), neither FSSB nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to materially modify, change or renew any existing Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof. FSSB has made available to IBT true and correct copies of the Compensation and Benefit Plans. There are no outstanding unvested or unexercised awards under any FSSB benefit plans and there are no awards available for issuance under any such plan.

               (ii) Except as disclosed in FSSB Disclosure Schedule 4.1(m)(ii), each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and FSSB is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of FSSB, threatened action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits). Neither FSSB nor any FSSB Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject FSSB or any FSSB Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

               (iii) Except as set forth in FSSB Disclosure Schedule 4.1(m)(iii), no liability, other than PBGC premiums arising in the ordinary course of business, has been or is expected by FSSB or any of its Subsidiaries to be incurred with respect to any FSSB Compensation and Benefit Plan which is a defined benefit plan subject to Title IV of ERISA ("FSSB Defined Benefit Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by FSSB or any entity which is considered one employer with FSSB under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate")

(such plan hereinafter referred to as an "ERISA Affiliate Plan"). To the Knowledge of FSSB and any FSSB Subsidiary, except as set forth in FSSB Disclosure Schedule 4.1(m)(iii), no FSSB Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. Except as set forth in FSSB Disclosure Schedule 4.1(m)(iii), the fair market value of the assets of each FSSB Defined Benefit Plan exceeds the present value of the benefits guaranteed under Section 4022 of ERISA under such FSSB Defined Benefit Plan as of the end of the most recent plan year with respect to the respective FSSB Defined Benefit Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such FSSB Defined Benefit Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any FSSB Defined Benefit Plan within the 12-month period ending on the date hereof. Except as set forth in FSSB Disclosure
Schedule 4.1(m)(iii), neither FSSB nor any of its Subsidiaries has provided, or is required to provide, security to any FSSB Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under
Section 412(n) of the Code or pursuant to ERISA. To the Knowledge of FSSB, and except as set forth in FSSB Disclosure Schedule 4.1(m)(iii), there is no pending investigation or enforcement action by any Bank Regulator with respect to any Compensation and Benefit Plan or any ERISA Affiliate Plan.

               (iv) With respect to any FSSB Defined Benefit Plan that is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA, covering employees of FSSB or any ERISA Affiliate, (i) neither FSSB nor any ERISA Affiliate has made or suffered a "complete withdrawal" or "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, (ii) no event has occurred, and no circumstances exist, that alone or with the passage of time present a material risk of a complete or partial withdrawal, and
(iii) neither FSSB or any ERISA Affiliate has any contingent liability under
Section 4204 of ERISA and no circumstances exist that present a material risk that any such plan will go into reorganization. FSSB Disclosure Schedule 4.1(m)(iv) lists FSSB's best estimate of the amount of withdrawal liability that would be incurred if FSSB and each ERISA Affiliate were to make a complete withdrawal from such plan as of the Effective Time and also states the aggregate withdrawal liability of FSSB and the ERISA Affiliates. There are no "unfunded vested benefits" (within the meaning of Section 4211 of ERISA) as of the end of the most recently completed plan year and as of the date of this Agreement.

               (v) All material contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which FSSB or any FSSB Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on FSSB's consolidated financial statements to the extent required by GAAP. FSSB or its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

               (vi) Neither FSSB nor any FSSB Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. Except as set forth in FSSB Disclosure
Schedule 4.1(m)(vi), there has been no communication to employees by FSSB or any FSSB Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits.

               (vii) Except as set forth in FSSB Disclosure Schedule 4.1(m)(vii), FSSB and its Subsidiaries do not maintain any Compensation and Benefit Plans covering employees who are not United States residents.

               (viii) Except as set forth in FSSB Disclosure Schedule 4.1(m)(viii), with respect to each Compensation and Benefit Plan, if applicable, FSSB has provided or made available to IBT copies of the: (A) trust instruments and insurance contracts, (B) two (2) most recent Forms 5500 filed with the IRS,
(C) two (2) most recent actuarial reports and financial statements; (D) most recent summary plan description, (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS within the last two years, and (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests), if applicable.

               (ix) Except as set forth in FSSB Disclosure Schedule 4.1(m)(ix), the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

               (x) Neither FSSB nor any FSSB Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become nondeductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

               (xi) To the Knowledge of FSSB, the consummation of the Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director or independent contractor of FSSB or any FSSB Subsidiary to any actual or deemed payment (or benefit) which could constitute a "parachute payment" (as such term is defined in Section 280G of the Code).

               (xii) There are no stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the Compensation and Benefit Plans or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

          (n) Brokers, Finders and Financial Advisors. Except as set forth in FSSB Disclosure Schedule 4.1(n), neither FSSB nor any FSSB Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor other than Austin Associates, LLC in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person other than Austin Associates, LLC in connection with the transactions contemplated by this Agreement.

          (o) Environmental Matters.

               (i) Except as may be set forth in FSSB Disclosure Schedule 4.1(o) and any Phase I Environmental Report identified therein, with respect to FSSB and each FSSB Subsidiary:

                    (A) Each of FSSB and the FSSB Subsidiaries and, to FSSB's Knowledge, the Participation Facilities and Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

                    (B) FSSB has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to FSSB's Knowledge, no such action is threatened, before any court, governmental agency or other forum against it or any of the FSSB Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by it or any of the FSSB Subsidiaries or any Participation Facility;

                    (C) FSSB has received no notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to FSSB's Knowledge no such action is threatened, before any court, governmental agency or other forum relating to or against any Loan Property (or FSSB or any of the FSSB Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                    (D) To FSSB's Knowledge, the properties currently owned or operated by FSSB or any FSSB Subsidiary (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law;

                    (E) neither FSSB nor any FSSB Subsidiary has received any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                    (F) To FSSB's Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by FSSB or any of the FSSB Subsidiaries or any Participation Facility, and to FSSB's Knowledge, no underground storage tanks have been closed or removed from any properties owned or operated by FSSB or any of the FSSB Subsidiaries or any Participation Facility; and

                    (G) To FSSB's Knowledge, during the period of (s) FSSB's or any of the FSSB Subsidiaries' ownership or operation of any of their respective current properties or (t) FSSB's or any of the FSSB Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Materials of Environmental Concerns in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws. To FSSB's Knowledge, prior to the period of (x) FSSB's or any of the FSSB Subsidiaries' ownership or operation of any of their respective current properties or (y) FSSB's or any of the FSSB Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws.

               (ii) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          (p) Loan Portfolio.

               (i) To FSSB's Knowledge, the allowance for loan losses reflected in the notes to FSSB's audited consolidated statement of financial condition at December 31, 2004 was, and the allowance for loan losses shown in the notes to the FSSB's unaudited consolidated financial statements for periods ending after December 31, 2004 were, or will be, adequate, as of the dates thereof, under GAAP.

               (ii) FSSB Disclosure Schedule 4.1(p)(ii) sets forth a listing, as of the most recently available date, by account, of: (A) each borrower, customer or other party which has notified FSSB or any FSSB Subsidiary during the past twelve months of, or has asserted against FSSB or any FSSB Subsidiary, in each case in writing, any "lender liability" or similar claim, and, to the Knowledge of FSSB, each borrower, customer or other party which has given FSSB or any FSSB Subsidiary any oral notification of, or orally asserted to or against FSSB or any FSSB Subsidiary, any such claim; and (B) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specifically Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such loan and the identity of the obligor thereunder, (4) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (5) where a specific reserve allocation exists in connection therewith; and (C) all other assets classified by FSSB or any FSSB Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

               (iii) All loans receivable (including discounts) and accrued interest entered on the books of FSSB and the FSSB Subsidiaries arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of FSSB's or the appropriate FSSB Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be, except as set forth in FSSB Disclosure
Schedule 4.1(p)(iii). To the Knowledge of FSSB, the loans, discounts and the accrued interest reflected on the books of FSSB and the FSSB Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. Except as set forth in FSSB Disclosure Schedule 4.1(p)(iii), all such loans are owned by FSSB or the appropriate FSSB Subsidiary free and clear of any liens.

               (iv) The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

          (q) Related Party Transactions. Except as set forth in FSSB Disclosure
Schedule 4.1(q), neither FSSB nor any FSSB Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of FSSB or any FSSB Subsidiary. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features. No loan or credit accommodation to any Affiliate of FSSB or any FSSB Subsidiary is presently in default or, during the three (3) year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended except for rate or other modifications pursuant to FSSB's loan modification policy that is applicable to all Persons. Neither FSSB nor any FSSB Subsidiary has been notified that principal and interest with respect to any such loan or other accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by FSSB is inappropriate.

          (r) Deposits. Except as disclosed in FSSB Disclosure Schedule 4.1(f), none of the deposits of FSSB is a "brokered deposit" as defined in 12 C.F.R.
Section 337.6(a)(2).

          (s) Required Vote. The affirmative vote of not less than 2/3rds of the issued and outstanding shares of FSSB Common Stock is required to approve this Agreement and the Merger under FSSB's Articles of Incorporation and Michigan law.

          (t) Intellectual Property. FSSB and each Significant Subsidiary of FSSB owns or, to FSSB's Knowledge, possesses valid and binding licenses and other rights to use all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their business, each without payment, and neither FSSB nor any Significant Subsidiary of FSSB has received any notice of conflict with respect thereto that asserts the rights of others. FSSB and each Significant Subsidiary of FSSB have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing.

          (u) Administration of Trust Accounts. FSSB and each FSSB Subsidiary has properly administered in all material respects and which could reasonably be excepted to be material to the financial condition of FSSB and the FSSB Subsidiaries taken as a whole, all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulations and common law. To the Knowledge of FSSB, neither FSSB, any FSSB Subsidiary, nor any director, officer or employee of FSSB or any FSSB Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the financial condition of FSSB and the FSSB Subsidiaries taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

                ARTICLE V - REPRESENTATIONS AND WARRANTIES OF IBT

     5.1. Representations and Warranties of IBT. IBT represents and warrants to FSSB that the statements contained in this Article V are correct as of the date of this Agreement, except as set forth in the IBT Disclosure Schedule delivered by IBT to FSSB on the date hereof. IBT has made a good faith effort to ensure that the disclosure on each schedule of the IBT Disclosure Schedule corresponds to the section referenced herein. However, for purposes of the IBT Disclosure Schedule, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably apparent that such item applies to such other schedule.

          (a) Organization, Standing and Power.

               (i) IBT is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and is duly registered as a financial services holding company under the Bank Holding Company Act of 1956, as amended. IBT has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

               (ii) Isabella Bank and Trust is a state chartered bank duly organized, validly existing and in good standing under the laws of the State of Michigan. The deposits of Isabella Bank and Trust are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

               (iii) Farmers State Bank of Breckenridge is a state chartered bank duly organized, validly existing and in good standing under the laws of the State of Michigan. The deposits of Farmers State Bank of Breckenridge are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

               (iv) IBT Disclosure Schedule 5.1(a)(iv) sets forth each IBT Subsidiary. Each IBT Subsidiary (other than Isabella Bank and Trust and Farmers State Bank of Breckenridge) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

          (b) Capital Structure.

               (i) The authorized capital stock of IBT consists of 10,000,000 shares of IBT Common Stock, of which 4,949,515 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights. Neither IBT nor any IBT Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of IBT Common Stock, or any other security of IBT or any securities representing the right to vote, purchase or otherwise receive any shares of IBT Common Stock or any other security of IBT, other than shares issuable under the IBT Stock Benefit Plans.

               (ii) IBT owns all of the common stock of Isabella Bank and Trust and Farmers State Bank of Breckenridge. Either IBT, Isabella Bank and Trust or Farmers State Bank of Breckenridge owns all of the outstanding shares of capital stock or equity interest of each IBT Subsidiary.

               (iii) Except as set forth in IBT Disclosure Schedule 5.1(b)(iii), or as is set forth in the IBT proxy statement, to the Knowledge of IBT, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of IBT Common Stock.

               (iv) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which IBT's shareholders may vote has been issued by IBT and are outstanding.

          (c) Authority.

               (i) IBT has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the required Regulatory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by IBT and the completion by IBT of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of IBT, and no other corporate proceedings on the part of IBT are necessary to complete the transactions contemplated hereby, up to and including the Merger. This Agreement has been duly and validly executed and delivered by IBT, and subject to the receipt of the Regulatory Approvals described in Section 8.3 hereof constitutes the valid and binding obligations of IBT enforceable against IBT in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

               (ii) (A) The execution and delivery of this Agreement by IBT, (B) subject to receipt of the Regulatory Approvals, and FSSB's and IBT's compliance with any conditions contained therein, and subject to the receipt of the approval of the shareholders of FSSB, the consummation of the transactions contemplated hereby, and (C) compliance by IBT with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of IBT or any IBT Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to IBT or any IBT Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of IBT or any IBT Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on IBT and the IBT Subsidiaries taken as a whole.

          (d) Consents. Except for the Regulatory Approvals referred to in
Section 8.3 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the shareholders of FSSB, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to the Knowledge of IBT, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with the execution and delivery of this Agreement by IBT and the completion by IBT of the Merger. To IBT's knowledge, (i) it has not received notice as of the date hereof that any Bank Regulator intends to disapprove or object to the completion of the transactions contemplated by this Agreement, and (ii) there is no reason to expect that all Regulatory Approvals required for the consummation of the transactions contemplated by this Agreement will not be received.

          (e) Financial Statements.

               (i) IBT has previously made available to FSSB the IBT Financial Statements. The IBT Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects

(subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of IBT and the IBT Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

               (ii) At the date of each balance sheet included in the IBT Financial Statements, IBT did not have any liability, obligation or loss contingency of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such IBT Financial Statements or in the footnotes thereto which were not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which were not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

          (f) Taxes. IBT and the IBT Subsidiaries that are at least 80 percent owned by IBT are members of the same affiliated group within the meaning of Code
Section 1504(a). IBT has duly filed all federal, state and material local tax returns required to be filed by or with respect to IBT and each Significant Subsidiary of IBT on or prior to the Closing Date, taking into account any extensions (all such returns, to the Knowledge of IBT, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from IBT and any Significant Subsidiary of IBT by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, IBT has received no notice of, and to the Knowledge of IBT, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of IBT or any of its Significant Subsidiaries, and no claim has been made by any authority in a jurisdiction where IBT or any of its Significant Subsidiaries do not file tax returns that IBT or any such Significant Subsidiary is subject to taxation in that jurisdiction. Except as set forth in IBT Disclosure Schedule 5.1(f), IBT and its Significant Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. IBT and each of its Significant Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and IBT and each of its Significant Subsidiaries, to the Knowledge of IBT, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

          (g) No Material Adverse Effect. Except as disclosed in IBT's Securities Documents filed on or prior to the date hereof, IBT and the IBT Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2004 and to IBT's

Knowledge, no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on IBT and the IBT Subsidiaries, taken as a whole.

          (h) Ownership of Property; Insurance Coverage.

               (i) IBT and each IBT Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by IBT or each IBT Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheet contained in the most recent IBT Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities or any transaction by IBT acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. IBT and the IBT Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by IBT and the IBT Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the IBT Financial Statements.

               (ii) IBT and each Significant Subsidiary of IBT currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither IBT nor any Significant Subsidiary of IBT has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices of material claims have been given by IBT or any Significant Subsidiary of IBT under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three (3) years IBT and each Significant Subsidiary of IBT has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. IBT Disclosure Schedule 5.1(h) (ii) identifies all policies of insurance maintained by IBT and each Significant Subsidiary of IBT.

          (i) Legal Proceedings. Except as disclosed in IBT Disclosure Schedule 5.1(i), neither IBT nor any IBT Subsidiary is a party to any, and there are no pending or, to IBT's Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against IBT or any IBT Subsidiary, (ii) to which IBT or any IBT Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of IBT to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry referred to in clauses (i) and (ii) which, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

          (j) Compliance with Applicable Law.

               (i) To the Knowledge of IBT, each of IBT and each IBT Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA Patriot Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the CRA, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices and neither IBT nor any IBT Subsidiary has received any written notice to the contrary.

               (ii) Each of IBT and each IBT Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of IBT, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.3.

               (iii) For the period beginning January 1, 2003, neither IBT nor any IBT Subsidiary has received any written notification or, to the Knowledge of IBT, any other communication from any Bank Regulator (i) asserting that IBT or any IBT Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to IBT or any IBT Subsidiary; (iii) requiring or threatening to require IBT or any IBT Subsidiary, or indicating that IBT or any IBT Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of IBT or any IBT Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of IBT or any IBT Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither IBT nor any IBT Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory ratings given to Isabella Bank and Trust and Farmers State Bank of Breckenridge as to compliance with the CRA is satisfactory or better.

          (k) IBT Common Stock. The shares of IBT Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

          (l) Material Contracts; Leases, Defaults. Neither IBT nor any IBT Subsidiary is a party to or subject to: (i) any collective bargaining agreement with any labor union relating to employees of IBT or any IBT Subsidiary; nor
(ii) any agreement which by its terms limits the payment of dividends by IBT or any IBT Subsidiary.

          (m) Securities Documents. IBT has made available to FSSB copies of its
(i) annual reports on Form 10-K for the years ended December 31, 2004, 2003 and 2002, (ii) quarterly reports on Form 10-Q for the quarters ended March 31, 2005, June 30 2005 and September 30, 2005, and (iii) proxy materials used or for use in connection with its meetings of shareholders held in 2005, 2004 and 2003. Such reports and proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

          (n) Reorganization. IBT has no knowledge of any reason why the Merger would fail to qualify as a reorganization under Section 368(a) of the Code.

          (o) Information Supplied. None of the information supplied or to be supplied by IBT or any IBT Subsidiary for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to FSSB shareholders and at the time of the meeting of shareholders of FSSB to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Proxy Statement (except for such portions thereof that relate only to FSSB) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the S-4 (except for such portions thereof that relate only to FSSB) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

          (p) Required Vote. No vote of the stockholders of IBT is required by law, by IBT's Articles of Incorporation or Bylaws, or otherwise to approve this Agreement and the Merger.

          (q) Merger Consideration. As of the Closing Date and subject to
Article IX, IBT will have cash and authorized shares of IBT Common Stock in the aggregate amount of the Merger Consideration available for deposit with the Exchange Agent.

          (r) Pro Forma Capital Requirements. IBT is, and on a pro forma basis giving effect for the transactions contemplated by this Agreement and any financing or capital injection contemplated by IBT, will be "adequately capitalized" as defined for purposes of the Federal Deposit Insurance Act and applicable regulations.

          (s) Brokers, Finders and Financial Advisors. Neither IBT nor any IBT Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor other than Austin Associates, LLC in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person other than Austin Associates, LLC in connection with the transactions contemplated by this Agreement.

          (t) Employee Benefit Plans.

               (i) Except as disclosed in IBT Disclosure Schedule 5.1(t)(i), each bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans, fringe benefit plans, employment, severance and change in control agreements and all other material benefit practices, policies and arrangements maintained by IBT or any IBT Subsidiary (the "IBT Plans") has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each IBT Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and IBT is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of IBT, threatened action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits). Neither IBT nor any IBT Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject IBT or any IBT Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

               (ii) Except as set forth in IBT Disclosure Schedule 5.1(t)(ii), no liability, other than PBGC premiums arising in the ordinary course of business, has been or is expected by IBT or any of its Subsidiaries to be incurred with respect to any IBT Plan which is a defined benefit plan subject to Title IV of ERISA ("IBT Defined Benefit Plan"), or with respect to any "singleemployer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by IBT or any entity which is considered one employer with IBT under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "IBT ERISA Affiliate") (such plan hereinafter referred to as an "IBT ERISA Affiliate Plan"). To the Knowledge of IBT and any IBT Subsidiary, except as set forth in IBT Disclosure Schedule 5.1(t)(ii), no IBT Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. Except as set forth in IBT Disclosure Schedule 5.1(t)(ii), the fair market value of the assets of each IBT Defined Benefit Plan exceeds the present value of the benefits guaranteed under Section 4022 of ERISA under such IBT Defined Benefit Plan as of the end of the most recent plan year with respect to the respective IBT Defined Benefit Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such IBT Defined Benefit Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any IBT Defined Benefit Plan within the 12-month period ending on the date hereof. Except as set forth in IBT Disclosure Schedule 5.1(t)(ii), neither IBT nor any of its Subsidiaries has provided, or is required to provide, security to any IBT Defined Benefit Plan or to any single-employer plan of an IBT ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA. To the Knowledge of IBT, and except as set forth in IBT Disclosure Schedule 5.1(t)(ii), there is no pending investigation or enforcement action by any Bank Regulator with respect to any IBT Plan or any IBT ERISA Affiliate Plan.

               (iii) With respect to any IBT Defined Benefit Plan that is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA, covering employees of IBT or any IBT ERISA Affiliate, (i) neither IBT nor any IBT ERISA Affiliate has made or suffered a "complete withdrawal" or "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, (ii) no event has occurred, and no circumstances exist, that alone or with the passage of time present a material risk of a complete or partial withdrawal, and
(iii) neither IBT or any IBT ERISA Affiliate has any contingent liability under
Section 4204 of ERISA and no circumstances exist that present a material risk that any such plan will go into reorganization. IBT Disclosure Schedule 5.1(t)(iii) lists IBT's best estimate of the amount of withdrawal liability that would be incurred if IBT and each IBT ERISA Affiliate were to make a complete withdrawal from such plan as of the Effective Time and also states the aggregate withdrawal liability of IBT and the IBT ERISA Affiliates. There are no "unfunded vested benefits" (within the meaning of Section 4211 of ERISA) as of the end of the most recently completed plan year and as of the date of this Agreement.

               (iv) All material contributions required to be made under the terms of any IBT Plan or IBT ERISA Affiliate Plan or any employee benefit arrangements to which IBT or any IBT Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on IBT's consolidated financial statements to the extent required by GAAP. IBT or its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable IBT Plan for financial reporting purposes as required by GAAP.

               (v) Neither IBT nor any IBT Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any IBT Plan, other than benefits mandated by Section 4980B of the Code.

          (u) Loan Portfolio.

               (i) To IBT's Knowledge, the allowance for loan losses reflected in the notes to IBT's audited consolidated statement of financial condition at December 31, 2004 was, and the allowance for loan losses shown in the notes to the IBT's unaudited consolidated financial statements for periods ending after December 31, 2004 were, or will be, adequate, as of the dates thereof, under GAAP.

               (ii) IBT Disclosure Schedule 5.1(u) sets forth a listing, as of the most recently available date, by account, of all loans having a principal balance in excess of $750,000 (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specifically Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such loan and the identity of the obligor thereunder, (4) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (5) where a specific reserve allocation exists in connection therewith.

               (iii) All loans receivable (including discounts) and accrued interest entered on the books of IBT and the IBT Subsidiaries arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of IBT's or the appropriate IBT Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be, other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on IBT or any IBT Subsidiaries.

                          ARTICLE VI- COVENANTS OF FSSB

     6.1. Conduct of Business.

          (a) Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the written consent of IBT, which consent will not be unreasonably withheld, conditioned or delayed, FSSB will, and will cause each FSSB Subsidiary to: operate its business only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals, or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement.

          (b) Negative Covenants. FSSB agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, set forth in FSSB Disclosure Schedule 6.1(b), or consented to by IBT in writing (which consent shall not be unreasonably withheld, conditioned or delayed), it will not, and it will cause each of the FSSB Subsidiaries not to:

               (i) change or waive any provision of its Articles of Incorporation, Charter or Bylaws, except as required by law;

               (ii) change the number of authorized or issued shares of its capital stock, issue any shares of FSSB Common Stock that are held as "treasury shares" as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under any FSSB Stock Benefit Plan, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock other than dividends issued consistent with the past practice of FSSB, or redeem or otherwise acquire any shares of capital stock;

               (iii) enter into, amend in any material respect or terminate any material contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business;

               (iv) make application for the opening or closing of any, or open or close any, branch or automated banking facility, except as required by any Bank Regulator;

               (v) except as agreed to or incurred prior to the date of this Merger Agreement, grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees except that FSSB may (A) authorize compensation increases including bonuses to officers in the ordinary course of business not to exceed $10,000 in the aggregate, after the execution of this Agreement through December 31, 2005, and
(B) hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business;

               (vi) enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan other than regularly scheduled contributions consistent with past practice, without the prior consent of IBT;

               (vii) merge or consolidate FSSB or any FSSB Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of FSSB or any FSSB Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other Person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between FSSB, or any FSSB Subsidiary, and any other Person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any FSSB Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

               (viii) sell or otherwise dispose of the capital stock of FSSB or sell or otherwise dispose of any asset of FSSB or of any FSSB Subsidiary other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB, subject any asset of FSSB or of any FSSB Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

               (ix) take any action which would result in any of the representations and warranties of FSSB set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article IX hereof not being satisfied, except in each case as may be required by applicable law;

               (x) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating FSSB;

               (xi) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which FSSB or any FSSB Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

               (xii) purchase any equity securities, or purchase any security for its investment portfolio inconsistent with FSSB's or any FSSB Subsidiary's current investment policy;

               (xiii) except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the FSSB Disclosure Schedule 6.1(b)(xiii), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) in an amount in excess of $500,000 for a commercial real estate loan, $250,000 for a construction loan, $250,000 for a commercial business loan, or in excess of $500,000 for a residential loan, except that if IBT does not object within 24 hours after confirmation of receipt of notification from FSSB of an intent to originate a loan in excess of the amounts set forth in this paragraph, consent shall be deemed to have been given by IBT. Notwithstanding Section 12.4, notice under this Section 6.1(b)(xiii) may also be provided by facsimile or electronic mail;

               (xiv) except as set forth on the FSSB Disclosure Schedule 6.1(b)(xiv), enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate other than pursuant to FSSB's existing insider loan policy;

               (xv) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest except in the ordinary course of business consistent with past practice;

               (xvi) except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

               (xvii) make any change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies in any material respect except as may be required by changes in applicable law or regulations, by a Bank Regulator, or in the discretion of the FSSB board of directors, consistent with prudent banking practice, in which case FSSB shall give prior notice to IBT;

               (xviii) except for the execution of this Agreement, and the transactions contemplated herein, take any action that would give rise to an acceleration of the right to payment to any individual under any FSSB Compensation and Benefit Plan;

               (xix) except as set forth in FSSB Disclosure Schedule 6.1(b)(xix), make any capital expenditures in excess of $25,000 individually and in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

               (xx) except as set forth in FSSB Disclosure Schedule 6.1(b)(xx), purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies and other than the sale or disposal or worn, surplus or replaced equipment;

               (xxi) sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice) unless IBT has been given prior written notice of any loan participation being sold;

               (xxii) undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of banking business;

               (xxiii) pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding in an amount exceeding $10,000; or

               (xxiv) agree to do any of the foregoing..

     6.2. Current Information.

          (a) Subject to Section 12.1 hereof, during the period from the date of this Agreement to the Effective Time, FSSB will cause one or more of its representatives to confer with representatives of IBT and report the general status of its ongoing operations at such times as IBT may reasonably request. FSSB will promptly notify IBT of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving FSSB or any FSSB Subsidiary.

          (b) Subject to Section 12.1 hereof, FSSB shall provide IBT, within thirty (30) days after the end of each month, a written list of (i) nonperforming assets (the term "nonperforming assets" for purposes of this subsection, means loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring,"), (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due as of the end of such month, and (v) impaired loans. On a monthly basis, FSSB shall provide IBT with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

          (c) FSSB shall promptly inform IBT upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of FSSB or any FSSB Subsidiary under any labor or employment law.

     6.3. Access to Properties and Records. Subject to Section 12.1 hereof, FSSB shall permit IBT access upon reasonable notice to its properties and those of the FSSB Subsidiaries, and shall disclose and make available to IBT to the extent permitted by applicable law during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter FSSB reasonably determines should be treated as confidential or privileged) and shareholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, litigation files (to the extent not resulting in waiver of attorney-client privilege), plans affecting employees, and any other business activities or prospects in which IBT may have a reasonable interest. FSSB shall provide and shall request its auditors to provide IBT with such historical financial information regarding it (and related audit reports and consents) as IBT may request for securities disclosure purposes. FSSB and each FSSB Subsidiary shall permit, upon reasonable notice, IBT at its own expense to cause a "phase I environmental audit" and a "phase II environmental audit" to be performed at any physical location owned or occupied by FSSB or any FSSB Subsidiary. IBT shall indemnify and hold harmless FSSB for any claim, suit, liability, cost, expense or damages whatsoever arising out of or related to such environmental audits or any other inspection or due diligence activity conducted on FSSB's premises.

     6.4. Financial and Other Statements.

          (a) Promptly upon receipt thereof, FSSB will furnish to IBT copies of each annual, interim or special audit of the books of FSSB and the FSSB Subsidiaries made by its independent accountants and copies of all internal control reports submitted to FSSB by such accountants in connection with each annual, interim or special audit of the books of FSSB and the FSSB Subsidiaries made by such accountants.

          (b) Promptly after FSSB's board meeting but no later than thirty (30) days after the end of each month, FSSB will deliver to IBT a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices.

          (c) FSSB will advise IBT promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of FSSB or any of the FSSB Subsidiaries.

          (d) With reasonable promptness, FSSB will furnish to IBT such additional financial data that FSSB possesses and as IBT may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

     6.5. Maintenance of Insurance. FSSB shall maintain and cause the FSSB Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business.

     6.6. Disclosure Supplements. From time to time prior to the Effective Time, FSSB will promptly supplement or amend the FSSB Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such FSSB Disclosure Schedule or which is necessary to correct any information in such FSSB Disclosure Schedule which has been rendered materially inaccurate thereby.

     6.7. Consents and Approvals of Third Parties. FSSB shall use all commercially reasonable efforts, and shall cause each FSSB Subsidiary to use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     6.8. All Reasonable Efforts. Subject to the terms and conditions herein provided, FSSB agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, except to the extent that such action, in the good faith determination of the board of directors of FSSB after consultation with legal counsel, may result in a breach of fiduciary duty by the FSSB board of directors.

     6.9. Failure to Fulfill Conditions. In the event that FSSB determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify IBT.

     6.10. No Solicitation. From and after the date hereof until the termination of this Agreement, neither FSSB, nor any FSSB Subsidiary, nor any of their respective officers, directors, employees, representatives, agents and affiliates (including, without limitation, any investment banker, attorney or accountant retained by FSSB or any of the FSSB Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its Subsidiaries to take any such action, and FSSB shall notify IBT orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director or employee, or, to FSSB's Knowledge, investment banker, financial advisor, attorney, accountant or other representative of FSSB may receive relating to any of such matters, provided, however, that nothing contained in this Section 6.10 shall prohibit the Board of Directors of FSSB from (i) complying with its disclosure obligations under federal or state law; or (ii) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that, (A) the Board of Directors of FSSB determines in good faith (after consultation with its financial and legal advisors), taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, that such proposal, if consummated, is reasonably likely to result in a transaction more favorable to FSSB's shareholders from a financial point of view than the Merger;
(B) the Board of Directors of FSSB determines in good faith (after consultation with its financial and legal advisors) that the failure to furnish information to or enter into discussions with such Person would likely cause the Board of Directors to breach its fiduciary duties to shareholders under applicable law (such proposal that satisfies clause (A) and (B) being referred to herein as a "Superior Proposal"); and (C) FSSB promptly notifies IBT of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with FSSB or any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers, and receives from such Person an executed confidentiality agreement in form and substance identical in all material respects to the confidentiality agreements that FSSB and IBT entered into. For purposes of this Agreement, "Acquisition Proposal" shall mean any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving FSSB or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of FSSB and the FSSB Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any sale or tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of FSSB or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     6.11. Sarbanes-Oxley Certification of Financial Statements. The Chief Executive Officer and the Chief Financial Officer of FSSB shall certify the FSSB Financial Statements to IBT in the form attached as Exhibit A.

     6.12. FSSB Audit for 2005. FSSB's external audit for the year ending December 31, 2005 shall be conducted by an auditor that is independent from FSSB in accordance with Section 201 of the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder.

                         ARTICLE VII - COVENANTS OF IBT

     7.1. Conduct of Business. During the period from the date of this Agreement to the Effective Time, except with the written consent of FSSB, which consent will not be unreasonably withheld, conditioned or delayed, IBT will, and it will cause each IBT Subsidiary to: conduct its business only in the usual, regular and ordinary course consistent with past practices; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action that would: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals; (ii) adversely affect its ability to perform its covenants and agreements under this Agreement; (iii) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied; (iv) change or waive any provision of its Articles of Incorporation, except as required by law; or (v) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating IBT, Isabella Bank and Trust or Farmers State Bank of Breckenridge. Additionally, IBT will not declare an extraordinary dividend or distribution on shares of IBT Common Stock.

     7.2. Disclosure Supplements. From time to time prior to the Effective Time, IBT will promptly supplement or amend the IBT Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such IBT Disclosure Schedule or which is necessary to correct any information in such IBT Disclosure Schedule which has been rendered inaccurate thereby.

     7.3. Consents and Approvals of Third Parties. IBT shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     7.4. All Reasonable Efforts. Subject to the terms and conditions herein provided, IBT agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     7.5. Failure to Fulfill Conditions. In the event that IBT determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will notify FSSB.

     7.6. Employee Benefits. IBT shall cause the employee pension benefit plans of IBT (as defined under ERISA) to be adopted by FSSB for its employees on January 1, 2008 or as required by ERISA. All FSSB employees who become participants in an IBT employee pension benefit plan covered under ERISA shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of FSSB or any predecessor thereto prior to the Effective Time. This Agreement shall not be construed to limit the ability of IBT to terminate the employment of any employee or to review employee pension benefits programs from time to time and to make such changes as it may deem appropriate. IBT shall, from and after the Effective Time, continue in effect any material welfare benefit plan, life insurance, group health plan or disability plan in which the employees of FSSB participated immediately prior to the Effective Time (or an arrangement providing substantially similar benefits). IBT shall not take any action which would adversely affect the employees of FSSB participation in or materially reduce any benefits under any such plan or arrangement. Nothing contained in this subsection shall limit IBT's right to amend or terminate any plan or arrangement to conform such plan or arrangement to statutory or regulatory requirements applicable to such plan or arrangement.

     7.7. Access to Properties and Records. Subject to Section 12.1 hereof, IBT shall permit FSSB access upon reasonable notice to its properties, and shall disclose and make available to IBT to the extent permitted by applicable law during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter IBT reasonably determines should be treated as confidential or privileged) and shareholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, litigation files (to the extent not resulting in waiver of attorney-client privilege), plans affecting employees, and any other business activities or prospects in which FSSB may have a reasonable interest. IBT shall provide and shall request its auditors to provide FSSB with such historical financial information regarding it (and related audit reports and consents) as FSSB may request.

     7.8. Financial and Other Statements.

          (a) Promptly upon receipt thereof, IBT will furnish to FSSB copies of each annual, interim or special audit of the books of IBT made by its independent accountants and copies of all internal control reports submitted to IBT by such accountants in connection with each annual, interim or special audit of the books of IBT made by such accountants.

          (b) Promptly after IBT's board meeting but no later than thirty (30) days after the end of each month, IBT will deliver to FSSB a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices.

          (c) IBT will advise FSSB promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of IBT or any IBT Subsidiaries.

          (d) With reasonable promptness, IBT will furnish to FSSB such additional financial data that IBT possesses and as FSSB may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

     7.9. Directors and Officers Indemnification; Insurance.

          (a) From and after the Effective Time through the fifth anniversary of the Effective Time, IBT and the IBT Subsidiaries (collectively the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of FSSB, determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of FSSB or any FSSB Subsidiary or is or was serving at the request of FSSB or any FSSB Subsidiary as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or the consummation of the Merger, to the fullest extent which indemnification is permitted under the applicable provisions of the Michigan Banking Code, MCL
487.13904 through 487.13907, as in effect on the date hereof or in the event any subsequent amendment thereto expands the permissible scope of indemnification, then as amended.

          (b) Any Indemnified Party wishing to claim indemnification under this
Section 7.9 hereof, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefore are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) the

Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent, and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

          (c) Prior to the Effective Time, IBT shall cause the persons serving as directors and officers of FSSB and any FSSB Subsidiaries immediately prior to the Effective Time to be covered by the directors' and officers' liability insurance policy maintained by FSSB for a period of five years after the Effective Time (provided that IBT may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to FSSB's existing coverage limits) with respect to acts or omissions occurring prior to the Effective Time which were committed by such directors and officers in their capacities as such.

          (d) If IBT or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provisions shall be made so that the successors and assigns of IBT or the surviving company shall assume the obligations set forth in this Section 7.9 hereof prior to or simultaneously with the consummation of such transaction.

                   ARTICLE VIII - REGULATORY AND OTHER MATTERS

     8.1. Meetings of Shareholders. FSSB will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in FSSB's reasonable judgment, necessary or desirable (the "FSSB Shareholders Meeting"), (ii) in connection with the solicitation of proxies with respect to the FSSB Shareholders Meeting, have its Board of Directors recommend approval of this Agreement to the FSSB Shareholders unless the Board of Directors shall have determined that such recommendation would violate its fiduciary duties under applicable law; and (iii) cooperate and consult with IBT with respect to each of the foregoing matters.

     8.2. Proxy Statement--Prospectus; Merger Registration Statement.

          (a) For the purposes (x) of registering IBT Common Stock to be offered to holders of FSSB Common Stock in connection with the Merger with the SEC under the Securities Act and (y) of holding the FSSB Shareholders Meeting, IBT shall draft and prepare, and FSSB shall cooperate in the preparation of, the Merger Registration Statement, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by FSSB to the FSSB shareholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus"). IBT shall provide FSSB and its counsel with appropriate opportunity to review and comment on the Proxy Statement-Prospectus prior to the time it is initially filed with the SEC or any amendments are filed with the SEC. IBT shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. Each of IBT and FSSB shall use their best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and FSSB shall thereafter promptly mail the Proxy Statement-Prospectus to its shareholders. IBT shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and FSSB shall furnish all information concerning FSSB and the holders of FSSB Common Stock as may be reasonably requested in connection with any such action.

          (b) Each party acknowledges that time is of the essence in connection with the preparation and filing of the Merger Registration Statement. IBT will advise FSSB promptly after IBT receives notice of the time when the Merger Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualifications of the shares of IBT Common Stock issuable pursuant to the Merger Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Merger Registration Statement, or for additional information, and IBT will provide FSSB with as many copies of such Merger Registration Statement and all amendments thereto promptly upon the filing thereof as FSSB may reasonably request.

          (c) FSSB and IBT shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, FSSB shall cooperate with IBT in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and IBT shall file an amended Merger Registration Statement with the SEC, and each of FSSB and IBT shall mail an amended Proxy Statement-Prospectus to FSSB's shareholders.

     8.3. Regulatory Approvals. Each of FSSB and IBT will cooperate with the other and use all reasonable efforts to promptly prepare and, within 30 days after the date hereof or as soon thereafter as practicable, file all necessary documentation to obtain all necessary permits, consents, waivers, approvals and authorizations of the FRB, FDIC and the Bureau and any other third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. FSSB and IBT shall furnish each other and each other's counsel with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or other statement made by or on behalf of FSSB or IBT to any Bank Regulator or governmental body in connection with the Merger and the other transactions contemplated by this Agreement. Each party acknowledges that time is of the essence in connection with the preparation and filing of the documentation referred to above. FSSB shall have the right to review in advance all characterizations of the information relating to FSSB and any of its Subsidiaries which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body.

     8.4. Affiliates. FSSB shall use all reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of FSSB to deliver to IBT, as soon as practicable after the date of this Agreement, and at least thirty (30) days prior to the date of the FSSB Shareholders Meeting, a written agreement, in the form of Exhibit B hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of IBT Common Stock to be received by such "affiliate" as a result of the Merger otherwise than in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.

     8.5. Employment Agreement. As of the Closing Date, FSSB shall enter into a two year employment agreement with its current President in the form attached hereto as Exhibit C.

     8.6. Post-Closing Operations. At and after the Closing Date, IBT and FSSB agree that:

          (a) FSSB shall remain a state-chartered commercial bank.

          (b) The names of IBT, FSSB, Farmers State Bank of Breckenridge and Isabella Bank and Trust shall not change as a result of the Merger. In the future, the Board of Directors of IBT may consider the possibility of a name change which is less geographically restrictive, or adding the corporate logo on signage with wording indicating the relationship with IBT.

          (c) All banking offices of FSSB will remain open.

          (d) There will be no layoffs at FSSB as a result of the Merger.

          (e) The deferred compensation plan for directors of FSSB shall be continued.

          (f) The executive supplemental income plan for officers of FSSB shall be continued.

                         ARTICLE IX - CLOSING CONDITIONS

     9.1. Conditions to Each Party's Obligations Under This Agreement. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

          (a) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of FSSB.

          (b) Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

          (c) Regulatory Approvals. All required Regulatory Approvals shall have been obtained and shall remain in full force and effect and all waiting periods relating thereto shall have expired; and no such Regulatory Approval shall include any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that would, in the good faith reasonable judgment of the Board of Directors of IBT, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of FSSB and IBT or otherwise materially impair the value of FSSB to IBT.

          (d) Effectiveness of Merger Registration Statement. The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of IBT Common Stock in the Merger is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

          (e) Fairness Opinion. FSSB and IBT shall have received an opinion from Austin Associates, LLC, reasonably acceptable to them, dated as of the date of this Agreement and renewed as of a date approximately the date of the Proxy Statement-Prospectus to the effect that the terms of the Merger are fair to FSSB's shareholders and IBT's shareholders from a financial point of view as of that date and such opinion shall not have been subsequently withdrawn.

          (f) Federal Tax Opinion. FSSB and IBT shall have received an opinion of Foster, Swift, Collins & Smith, P.C. counsel to IBT ("IBT's Counsel"), in form and substance reasonably satisfactory to both FSSB and IBT, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, IBT's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of FSSB, IBT, and others reasonably satisfactory to such counsel.

          (g) No Burdensome Condition. None of the Regulatory Approvals shall impose any term, condition or restriction upon FSSB, IBT or any of their respective Subsidiaries that FSSB or IBT, in good faith, reasonably determines would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to FSSB or IBT as to render inadvisable in the reasonable good faith judgment of FSSB or IBT, the consummation of the Merger.

     9.2. Conditions to the Obligations of IBT under this Agreement. The obligations of IBT under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2(a) through 9.2(e) at or prior to the Closing Date, which shall be waiveable by IBT:

          (a) Representations and Warranties. Each of the representations and warranties of FSSB set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made at the Closing Date (except to the extent such representations and warranties speak as of an earlier date); and FSSB shall have delivered to IBT a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of FSSB as of the Closing.

          (b) Agreements and Covenants. FSSB shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and IBT shall have received a certificate signed on behalf of FSSB by the Chief Executive Officer and Chief Financial Officer of FSSB to such effect dated as of the Effective Time.

          (c) Permits, Authorizations, Etc. FSSB and the FSSB Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required to be obtained by it for the lawful consummation of the Merger.

          (d) Dissenters' Rights. The holders of no more than 10% of the FSSB Common Stock shall have indicated their intention to seek dissenters' rights of appraisal.

          (e) Legal Opinion. IBT shall have received the opinion of Bodman LLP, counsel to FSSB, dated the Closing Date, in substantially the form shown on Exhibit D.

     FSSB will furnish IBT with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this
Section 9.2 as IBT may reasonably request.

     9.3. Conditions to the Obligations of FSSB under this Agreement. The obligations of FSSB under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3(a) through 9.3(f) at or prior to the Closing Date, which shall be waiveable by FSSB:

          (a) Representations and Warranties. Each of the representations and warranties of IBT set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made at the Closing Date (except to the extent such representations and warranties speak as of an earlier date); and IBT shall have delivered to FSSB a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of IBT as of the Closing.

          (b) Agreements and Covenants. IBT shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and FSSB shall have received a certificate signed on behalf of IBT by the Chief Executive Officer and Chief Financial Officer of IBT to such effect dated as of the Effective Time.

          (c) Permits, Authorizations, Etc. IBT and its Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required to be obtained by it for the lawful consummation of the Merger.

          (d) Payment of Merger Consideration. IBT shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date.

          (e) Legal Opinion. FSSB shall have received the opinion of Foster, Swift, Collins & Smith, P.C., counsel to IBT, dated the Closing Date, in substantially the form shown on Exhibit E.

          (f) Fairness Opinion. FSSB shall have received an opinion from a firm to be determined by FSSB, reasonably acceptable to it, dated as of the date approximately the date of the Proxy Statement-Prospectus to the effect that the terms of the Merger are fair to FSSB's shareholders from a financial point of view as of that date and such opinion shall not have been subsequently withdrawn.

IBT will furnish FSSB with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this
Section 9.3 as FSSB may reasonably request.

                             ARTICLE X - THE CLOSING

          10.1. Time and Place. Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place at the offices of IBT, 200 East Broadway, Mt. Pleasant, Michigan, at 10 a.m., or at such other place or time upon which IBT and FSSB mutually agree.

          10.2. Deliveries at the Closing. At Closing there shall be delivered to IBT and FSSB the certificates and other documents and instruments required to be delivered at the Closing under Article IX hereof. At or prior to the Closing, IBT shall deliver the Merger Consideration as set forth under Section 9.3(d) hereof.

                 ARTICLE XI - TERMINATION, AMENDMENT AND WAIVER

     11.1. Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the shareholders of FSSB:

          (a) At any time by the mutual written agreement of IBT and FSSB;

          (b) By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party;

          (c) By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party;

          (d) At the election of either party, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by IBT and FSSB; provided, that no party may terminate this Agreement pursuant to this Section 11.1(d) if the failure of the Closing to have occurred on or before said date was due to such party's material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

          (e) By either party, if the shareholders of FSSB shall have voted at the FSSB Shareholders Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve such transactions;

          (f) By either party if (i) final action has been taken by a Bank Regulator whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby,
(ii) any Bank Regulator whose approval or non-objection is required in connection with this Agreement and the transactions contemplated hereby has stated in writing that it will not issue the required approval or nonobjection, or (iii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable;

          (g) By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 11.1(d) of this Agreement;

          (h) By the Board of Directors of IBT if FSSB has received a Superior Proposal and the Board of Directors of FSSB has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, withdrawn its recommendation of this Agreement, has failed to make such recommendation or has modified or qualified its recommendation in a manner adverse to IBT;

          (i) By the Board of Directors of FSSB if FSSB has received a Superior Proposal and the Board of Directors of FSSB has made a determination to accept such Superior Proposal; provided that FSSB shall not terminate this Agreement pursuant to this Section 11.1(i) and enter into a definitive agreement with respect to the Superior Proposal until the expiration of five (5) business days following IBT's receipt of written notice advising IBT that FSSB has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the person making the Superior Proposal and stating whether FSSB intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, FSSB shall provide a reasonable opportunity to IBT during the five business-day period to make such adjustments in the terms and conditions of this Agreement as would enable FSSB to proceed with the Merger on such adjusted terms.

     11.2. Effect of Termination.

          (a) In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 11.2, 12.1, 12.2, 12.6, 12.9, 12.10, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

          (b) If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

               (i) Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

               (ii) In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

     11.3. Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the shareholders of FSSB), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement,

(b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the shareholders of FSSB, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or value, or changes the form of, the Merger Consideration to be delivered to FSSB's shareholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any termination of this Agreement pursuant to
Article XI may only be effected upon a vote of a majority of the entire Board of Directors of the terminating party.

                           ARTICLE XII - MISCELLANEOUS

     12.1. Confidentiality. Except as provided below, IBT and FSSB each agree:

               (a) Treatment; Restricted Access. All information furnished to the other party pursuant to this Agreement shall be treated as strictly confidential and shall not be disclosed to any other person, natural or corporate, except for its employees, attorneys, accountants, regulators, and financial advisers who are reasonably believed to have a need for such information in connection with the Merger.

               (b) No Other Use. No party shall make any use, other than related to the Merger, of any information it may come to know as a direct result of a disclosure by the other party, its subsidiaries, directors, officers, employees, attorneys, accountants, or advisers or that may come into its possession from any other confidential source during the course of its investigation.

               (c) Excepted Information. The provisions of this section shall not preclude the parties or their respective subsidiaries, from using or disclosing information that is readily ascertainable from public information or trade sources, known by it before the commencement of discussions between the parties or subsequently developed by it or its subsidiaries independent of any investigation under this Agreement, received from any other person who is not affiliated with a party and who is not under any obligation to keep such information confidential, or reasonably required to be included in any filing or application required by any governmental or regulatory agency.

               (d) Prohibit Insider Trading. The parties shall each take reasonable steps to assure that any person who receives nonpublic information concerning the Merger or the other party will treat the information confidentially as provided in this section and not directly or indirectly buy or sell, or advise or encourage other persons to buy or sell, FSSB Common Stock or IBT Common Stock until such information is properly disclosed to the public.

     12.2. Public Announcements. FSSB and IBT shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither FSSB nor IBT shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release or other public announcement or communication has been mutually agreed upon by the parties hereto.

     12.3. Survival. All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

     12.4. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

     If to FSSB, to:            Thomas Kedrowski
                                The Farwell State Savings Bank
                                399 West Main Street
                                Farwell, MI 48622

     With required copies to:   Bodman LLP
                                Attn: David W. Barton
                                229 Court Street
                                Cheboygan, Michigan 49721

     If to IBT, to:             Dennis P. Angner
                                Chief Executive Officer and President
                                200 East Broadway
                                Mt. Pleasant, MI 48858

     With required copies to:   Foster, Swift, Collins & Smith, P.C.
                                c/o Matt G. Hrebec, Esq.
                                313 South Washington Square
                                Lansing, MI 48933

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) business days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) business day after being delivered to the overnight courier.

     12.5. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as provided in Article III of this Agreement) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

     12.6. Complete Agreement. This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreements referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreements referred to in Section 12.1 hereof) between the parties, both written and oral, with respect to its subject matter.

     12.7. Counterparts. This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     12.8. Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

     12.9. Governing Law. This Agreement shall be governed by the laws of Michigan, without giving effect to its principles of conflicts of laws.

     12.10. Interpretation. When a reference is made in this Agreement to sections or exhibits, such reference shall be to a section of or exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to sections include subsections, which are part of the related section. The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement.

     12.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, IBT and FSSB have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

                                        IBT Bancorp, Inc.


Dated: December 22, 2005                By: /s/ Dennis P. Angner
                                            ------------------------------------
                                        Name: Dennis P. Angner
                                        Title: Chief Executive Officer and
                                               President


                                        The Farwell State Savings Bank


Dated: December 22, 2005                By: /s/ Herbert R. Miller
                                            ------------------------------------
                                        Name: Herbert R. Miller
                                        Title: Chairman of the Board

                                    EXHIBIT A

                   FSSB Certification of Financial Information

                                                                       EXHIBIT A

Thomas E. Kedrowski, President and Chief Executive Officer of The Farwell State Savings Bank and Dean L. Beavers, Senior Vice President and Cashier of The Farwell State Savings Bank, certify that to the best of their knowledge the information contained in the FSSB Financial Statements (as defined in the Agreement and Plan of Merger dated as of August _____, 2005, by and between IBT Bancorp, Inc. and The Farwell State Savings Bank) fairly present, in all material respects, the financial condition and results of operations of The Farwell State Savings Bank.


Date:
                                        ----------------------------------------
                                        Thomas E. Kedrowski
                                        President and Chief Executive Officer



                                        ----------------------------------------
                                        Dean L. Beavers
                                        Senior Vice President and Cashier

                                    EXHIBIT B

                                Affiliate Letter

                                                                       EXHIBIT B

IBT Bancorp, Inc.
200 E. Broadway
Mt. Pleasant MI 48858

Attn: Secretary

Gentlemen:

I have been advised that I might be considered to be an "affiliate," as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") of The Farwell State Savings Bank, a Michigan chartered commercial bank ("FSSB").

Pursuant to an Agreement and Plan of Merger, dated as of _______________, 2005 (the "Merger Agreement") between FSSB and IBT Bancorp, Inc., a Michigan corporation ("IBT"), it is contemplated that FSSB will merge with and into a to be formed wholly-owned subsidiary of IBT (the "Merger") and as a result, I will receive in exchange for each share of common stock, _____ par value, of FSSB ("FSSB Common Stock") owned by me immediately prior to the Effective Time of the Merger (as defined in the Merger Agreement), a number of shares of common stock, no par value, of IBT ("IBT Common Stock") and cash, as more specifically set forth in the Merger Agreement.

I hereby agree as follows:

I will not offer to sell, transfer or otherwise dispose of any of the shares of IBT Common Stock issued to me pursuant to the Merger (the "Stock") except (a) in compliance with the applicable provisions of Rule 145, (b) in a transaction that is otherwise exempt from the registration requirements of the Securities Act, or
(c) in an offering registered under the Securities Act.

I consent to the endorsement of the Stock issued to me pursuant to the Merger with a restrictive legend which will read substantially as follows:

"The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies, and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by IBT Bancorp, Inc. of an opinion of counsel reasonably satisfactory to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

IBT's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of the shares of the Stock, unless the transfer has been effected in compliance with the terms of this letter agreement.

It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the restrictive legend set forth above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer restrictions shall be lifted forthwith, if (i) any such shares of Stock shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) any such shares of Stock are sold in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144 promulgated under the Securities Act, or (iii) I am not at the time of such disposition an affiliate of IBT and have been the beneficial owner of the Stock for at least one year (or such other period as may be prescribed thereunder) and IBT has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve months, or (iv) I am not and have not been for at least three months an affiliate of IBT and have been the beneficial owner of the Stock for at least two years (or such other period as may be prescribed by the Securities Act, and the rules and regulations promulgated thereunder), or (v) IBT shall have received an opinion of counsel acceptable to IBT to the effect that the stock transfer restrictions and the legend are not required.

I have carefully read this letter agreement and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to offer to sell, transfer or otherwise dispose of shares of Stock to the extent I felt necessary, with my counsel or counsel for FSSB.

Sincerely,


-------------------------------------

                                    EXHIBIT C

                              Employment Agreement

                                                                       EXHIBIT C

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is entered into as of ___________, 2005 by and between ____________________________ ("Executive") and The Farwell
State Savings Bank ("Bank").

     WHEREAS, Executive is currently employed by Bank as President; and

     WHEREAS, Bank and IBT Bancorp, Inc. ("IBT") have signed an Agreement and Plan of Merger dated ___________, 2005 whereby Bank will be merged with a to be formed wholly owned subsidiary of IBT (the "Acquisition") and thereby the Bank will become a wholly owned subsidiary of IBT; and

     WHEREAS, Executive has substantial knowledge and skill regarding the marketing, products, customers and goodwill of Bank as a result of his service as President; and

     WHEREAS, Executive and Bank desire to enter into an agreement defining the terms and conditions of Executive's employment following the Acquisition.

     NOW, THEREFORE, Executive and Bank agree as follows:

     1. Effective Date and Term. The Effective Date of this Agreement shall be the day immediately following the closing date of the Acquisition. The Term of this Agreement shall be the period beginning the Effective Date and ending on the second anniversary of the Effective Date.

     2. Services and Compensation.

          (a) Services. Executive agrees that upon the Effective Date he shall continue his employment as an employee and officer of Bank in the position of President. During the Term of this Agreement, Executive shall have the normal duties, responsibilities and authority of a Bank President. Executive further agrees that he shall use his skills and experiences in the best interests of Bank in providing services.

          (b) Compensation.

               (i) Salary. In exchange for these services, Bank shall pay to Executive an annual salary of _____________________ ($__________), minus taxes and withholding. These payments shall be made at regular payroll periods until this Agreement is terminated.

               (ii) Increases. Executive's salary shall be reviewed annually and salary increases shall be effective as of the anniversary date of the Effective Date of this Agreement, unless made earlier or more frequently.

               (iii) Benefits. Executive shall receive all insurance (health, life, long-term and short-term disability coverages, etc.) which are provided to all employees who are officers of the Bank. Executive shall also be provided with an automobile for his full-time use, including expenses related to the upkeep of the automobile. The Bank shall provide weeks of paid vacation for each twelve month period of the Agreement. All other leave time, such as sick time, bereavement leave, personal leave and so forth, shall be provided under the general policies of the Bank applicable to officers.

               (iv) Termination. In the event that Executive's employment is terminated pursuant to paragraph 4(a)(ii)(B) or (C), Executive agrees that he shall not be eligible for any unpaid payments described in this paragraph but specifically agrees that the terms of the Non-Compete described in paragraph 3 shall be applicable.

          (c) Director's Services and Compensation. Executive may serve as a director of Bank if elected by the shareholder of the Bank, and may be compensated for such service as other directors are compensated for similar service.

     3. Restrictive Covenants.

          (a) Non-Compete. In consideration for this Agreement, and to protect the business and goodwill purchased by IBT, Executive agrees that for a period of two years after this Agreement is terminated ("Restrictive Covenant Period") even if this Agreement is terminated pursuant to paragraph 4(a)(ii)(B) or (C) prior to the second anniversary of the Effective Date, he will NOT (other than on behalf of the Bank or IBT), directly or indirectly own, manage, operate, join, or control, or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, or consultant with or otherwise carry on any business similar to that carried on by the Bank, its affiliates or IBT within the following counties in the State of Michigan:
Gratiot, Clinton, Ionia, Montcalm, Isabella, Midland, Bay, Saginaw, Mecosta, Osceola, Clare, Gladwin, Shiawassee, Missaukee, Roscommon, and Wexford.

          (b) Non-Solicitation of Employees. During the Restrictive Covenant Period, Executive will not (other than on behalf of the Bank) directly or indirectly, offer employment to or employ any person for an entity other than the Bank or IBT, who is or was employed by the Bank or IBT at any time during the Restrictive Covenant Period. Nothing in this Agreement, however, will prevent Executive from providing to a third party an oral or written recommendation for or an evaluation of an employee of the Bank or IBT following the termination of that employee's employment with the Bank or IBT.

          (c) Non-Disclosure of Confidential Information. Executive acknowledges, by reason of his past and future services to the Bank and IBT, he has had and he will have access to certain confidential information of the Bank and IBT regarding customer, potential customers, trade secrets, business operations and plans, business strategies, financial data, costs, prices and other business marketing information. Executive agrees that during his employment with the Bank and during the Restrictive Covenant Period, he will not disclose at any time any such confidential information to any third party, except to the extent required by his duties to the Bank or IBT or as may be required by law.

          (d) Relief. Executive agrees that if he violates any of the provisions set forth above in 3.(a), (b) or (c), the Bank or IBT may seek injunctive relief. Executive further agrees that the Bank and/or IBT would be entitled to preliminary and permanent injunctive relief if he would violate any of the restrictive covenants set forth above in 3.(a), (b) or (c) and the Bank's and IBT's rights would be in addition to any other rights or remedies to which they may be entitled. Executive further agrees that in the event of any such violation of the restrictive covenants set forth above, the Bank and/or IBT would be entitled to commence an action for preliminary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction.

     4. Termination.

          (a) This Agreement shall terminate on the earlier of:

               (i) The second anniversary of the Effective Date;

               (ii) Prior to the end of the Term set forth above, upon:

                    (A) Executive's death, or disability which causes Executive to be unable to discharge the essential functions of his job for a period of more than 180 consecutive calendar days; or

                    (B) Receipt by Executive of notice of termination from Bank arising from gross negligence by Executive, or the commissions of a fraudulent act or a significant and substantial dishonest act by Executive which is job-related, or upon Executive's significant and substantial violation of written policies or procedures of Bank or IBT; or

                    (C)  Executive's voluntary resignation.

          (b) Payment. Executive shall be paid all amounts and provided all benefits described in paragraphs 2. (b) and (c), above, unless his employment is terminated pursuant to paragraph 4(a)(ii)(B) or (C).


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

          (c) Business Records. Executive acknowledges and agrees that all files, records, lists, books, products, customer leads, and other materials, whether owned at the time of employment or developed during the course of employment, used in connection with the conduct of the business of Bank, or IBT ("Business"), shall at all times remain the property of Bank or IBT. Upon the termination of this Agreement, Executive shall forthwith return all records, documents, and other written, printed, photographic, electronic or physical materials of any type that pertain to the Business, including without limitation computer print-outs, data, software, lists or documents pertaining to any current or prospective customer, calculations, proposals, business and financial information, and all other documents relating to Bank, IBT or the Business, then in Executive's possession or control, and Executive shall not make or retain any copies of extracts, including handwritten summations, of any such documents.

     5. Confidentiality. The parties thereto agree to keep the terms of this Agreement confidential; except that Bank and IBT shall disclose the terms herein only as necessary to perform its duties hereunder or as required by law. Executive shall not disclose any terms herein except to his tax and legal advisors or as required by law.

     6. Waiver. No waiver of any term, condition or provision shall be effective for any purpose whatsoever unless such waiver is in writing and signed by the parties.

     7. Governing Law and Enforceability. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan. In the event that a court of competent jurisdiction shall determine that any provision set forth herein is void, invalid, or unenforceable, such void, invalid, or unenforceable provision shall be deemed to be severable from and shall be severed from this Agreement, and this Agreement shall be construed and enforced as if such severed provision has never been a part hereof; except that in the event the court determines the duration or geographic scope of the Non-Compete agreement is overly-broad, such provision shall be reformed by the court in such a way as to be enforceable, and the Non-Compete shall not be severed from this Agreement and shall be enforced as reformed by the Court.

     8. Amendment and Assignment. The parties may not modify or amend this Agreement unless such amendment is in writing and is signed by the parties. This Agreement is personal in nature as to Executive and may not be assigned by him, but will be binding on and inure to the benefit of his heirs and personal representatives. The terms of this Agreement shall be binding upon and shall inure to the benefit of Bank, IBT, their successors and assigns.

     9. Merger. This Agreement constitutes the entire agreement between Executive and Bank regarding the subject matter hereof and any and all prior oral or written agreements between Executive and Bank.


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

     10. Survival. The remedy provisions of paragraph 3 shall survive the Term of this Agreement.

     11. Notice. Any notice permitted or required under this Agreement shall be in writing and deemed to be given in the case of: (i) hand delivery or facsimile transmission, upon receipt;

(ii) overnight delivery service on the business day after timely delivery, of a properly addressed notice with appropriate fees paid, to a recognized overnight delivery service that guarantees overnight delivery; and (ii) U.S. mail, upon the third business day after proper deposit with the U.S. Mail of a properly addressed notice with appropriate postage paid. Facsimile numbers and addresses for purposes of notice shall be as stated below, unless changed by written notice duly provided:

          If to Executive:
                             -----------------------------

                             -----------------------------

                             -----------------------------

                             -----------------------------

          If to Bank:        IBT Bancorp, Inc.
                             200 East Broadway
                             Mt. Pleasant, MI 48858
                             Attn: Dennis P. Angner
                             Facsimile: (989) 773-3735

     IN WITNESS WHEREOF, the undersigned have set their hands as of the date first written above.

Individually                            THE FARWELL STATE SAVINGS BANK

                                           "Bank"


                                        By:
-------------------------------------       ------------------------------------
                                        Its:
                                            ------------------------------------


                                        IBT BANCORP, INC.

                                        "IBT"


                                        By:
                                            ------------------------------------
                                        Its:
                                            ------------------------------------

                                    EXHIBIT D

                              FSSB Counsel Opinion

                                                                       EXHIBIT D

_______________, 2005

                                    **Draft**

PERSONAL AND CONFIDENTIAL

Board of Directors
IBT Bancorp, Inc.
200 East Broadway
Mt. Pleasant, Michigan 48858

Ladies and Gentlemen:

We are rendering this opinion to you as counsel for The Farwell State Savings Bank ("FSSB"), in connection with the closing today of the merger ("Merger") whereby FSSB will merge with and into ______________________________ ("Merger Subsidiary"), a wholly-owned subsidiary of IBT Bancorp, Inc. ("IBT") pursuant to the Agreement and Plan of Merger, dated _______________, 2005 ("Agreement"). This opinion is rendered pursuant to Section 9.2(e) of the Agreement. All terms used herein without definition have the meaning specified in the Agreement.

In rendering this opinion, except as otherwise specifically indicated herein, we have relied, as to factual matters, entirely upon the representations of FSSB in the Agreement, the Officers' Certificate given pursuant to Section 9.2(a) thereof and the Officers' Certificate, dated ________, 2005 in support of this opinion, provided to us by certain officers of FSSB, and have made no independent review or investigation thereof. In addition, for purposes of this opinion, we have examined copies of the following documents:

     (a) Agreement dated _______________, 2005 and all Exhibits and Schedules thereto;

     (b) The form of FIS 1113 to be filed with the Bureau;

     (c) Articles of Incorporation and Bylaws of FSSB, as amended;

     (d) The Prospectus declared effective by the Securities and Exchange Commission ("SEC") on _______________, 2005;

     (e) The Registration Statement on Form S-4 (including exhibits) and Amendment No. 1 thereto filed with the SEC on _______________, 2005 and _______________, 2005, respectively;

     (f) Certificate of the Bureau confirming that FSSB is a duly organized state bank in good standing with the Bureau; and


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

     (g) Certificate of the Secretary of FSSB dated _______________, 2005 regarding (i) FSSB's Articles and Bylaws; (ii) the incumbency of the officers of FSSB; and (iii) all resolutions adopted by the Board of Directors and shareholders of FSSB in connection with the Merger and the Agreement.

We have not, except as specifically mentioned above made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of FSSB or of any other matters. In our examination of the aforesaid books, records, documents and other materials, we have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies. We have assumed the authenticity and accuracy of certifications (of public officials, government agencies and departments, corporate officers and individuals) and statements of fact on which we are relying. We have assumed the due execution, delivery and performance of the Agreement and all obligations thereunder by IBT.

Whenever the phrase "to our knowledge" appears in this opinion, it means that in the course of the inquiries and investigations described herein, we became aware of no facts which indicate that the opinion expressed is incorrect, and that except as otherwise expressly stated in this letter, we have not examined any public records (including without limitation, the plaintiff or defendant indices of state and federal courts), or the books and records of FSSB generally (including but not limited to instruments, contracts, notes and agreements of all kinds), whether or not examination or investigation might otherwise be reasonable or prudent, and that we have not undertaken any independent investigation to determine the existence or non-existence of any facts.

In rendering this opinion, we advise that our firm only requires lawyers to be qualified to practice law in the State of Michigan and, in rendering the following opinions, we express no opinion with respect to any laws other than Michigan and Federal laws. Moreover, we express no opinion as to Federal or State choice of law or antitrust law matters.

Based upon the foregoing, and in reliance thereon, it is our opinion, subject to the assumptions, exceptions, and qualifications and limitations set forth herein that:

     (a) FSSB is a state chartered bank, duly organized and validly existing and in good standing under the laws of the State of Michigan. FSSB has the corporate power and authority to own or lease all of its properties and assets and to carry on businesses as it is now being conducted.

     (b) FSSB has full corporate power and authority to execute and deliver the Agreement and to consummate the Merger and to carry out its obligations thereunder. The execution and delivery of the Agreement and the consummation of the Merger and the other transactions contemplated thereby, have been duly authorized by the Board of Directors and shareholders of FSSB and the Agreement constitutes a valid and binding obligation of FSSB enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and limitations on the availability on specific performance and other equitable remedies.

     (c) None of the execution and delivery of the Agreement by FSSB nor consummation by FSSB of the transactions contemplated thereby, nor compliance by FSSB with any of the terms or provisions thereof, will result in any violation pursuant to, any provision of the Articles of Incorporation or Bylaws of FSSB, or, subject to obtaining the Regulatory Approvals referred to in Section 8.3 of the Agreement, to our knowledge be or result in any violation pursuant to any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, franchise, license, judgment, order, statute, law, rule or regulation applicable to FSSB or its properties or assets which violations would in the aggregate have a Material Adverse Effect on FSSB.

     (d) Except as disclosed in Schedule 4.1(k) of the FSSB Disclosure Schedule, to our knowledge there are no actions, suits, proceedings, claims, arbitrations, or investigations pending or threatened by any person, including without limitation any governmental or regulatory agency, against FSSB or the assets or business of FSSB, any of which has had or may have a Material Adverse Effect on FSSB.

     (e) During the course of the preparation and review of the Agreement, we have participated in conferences with representatives of FSSB in which the contents of the Agreement and related matters were discussed. While we did not make any independent investigation or verification of factual information relating to the representations and warranties of FSSB set forth in Section 4.1 of the Agreement, during the course of our representation of FSSB, nothing has come to our attention which would give us reason to believe that such representations and warranties, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

     (f) During the course of the preparation of the S-4, we have participated in conferences with representatives of FSSB and its accountants in which the contents of the S-4 and the Proxy Statement-Prospectus and related matters were discussed. While we did not make any independent investigation or verification of factual information relating to FSSB set forth in the S-4 and the Proxy Statement-Prospectus during the course of our representation of FSSB, nothing has come to our attention which would give us reason to believe that (i) such S-4 or Proxy Statement-Prospectus as of the date the S-4 became effective under the Securities Act insofar as they contained information relating to FSSB, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and (ii) the Proxy Statement-Prospectus and any amendment or supplement thereto, will, at the date of mailing to shareholders and at the time of the meeting of shareholders of FSSB to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (provided that we do not opine as to any financial statements or other financial or statistical data included in or


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

incorporated by reference in such S-4 or Proxy Statement-Prospectus or as to any information provided by or relating to IBT for inclusion in such S-4, or Proxy Statement-Prospectus).

     (g) To our knowledge, no consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity, are required by or with respect to FSSB in connection with (i) the execution and delivery by FSSB of the Agreement; and (ii) the consummation by FSSB of the Merger and the other transactions contemplated by the Agreement, the failure of which to obtain or make would in the aggregate have a Material Adverse Effect on FSSB or its ability to perform its obligations under the Agreement, other than those which have been obtained or completed.

This opinion has been prepared solely for your use in connection with the Closing under the Agreement, it should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

Yours very truly,


-------------------------------------

                                    EXHIBIT E

                               IBT Counsel Opinion

                                                                       EXHIBIT E

Writer's Direct Dial (517) 371-8100

_______________, 2005

                                    **Draft**

PERSONAL AND CONFIDENTIAL

Board of Directors
The Farwell State Savings Bank
399 West Main Street
Farwell, Michigan 48622

Ladies and Gentlemen:

We are rendering this opinion to you as counsel for IBT Bancorp, Inc.("IBT"), in connection with the closing today of the merger ("Merger") whereby The Farwell State Savings Bank ("FSSB") will merge with and into ____________________, a wholly-owned subsidiary of IBT ("Merger Subsidiary") pursuant to the Agreement and Plan of Merger, dated _______________, 2005 ("Agreement"). This opinion is rendered pursuant to Section 9.3(e) of the Agreement. All terms used herein without definition have the meaning specified in the Agreement.

In rendering this opinion, except as otherwise specifically indicated herein, we have relied, as to factual matters, entirely upon the representations of IBT in the Agreement, the Officers' Certificate given pursuant to Section 9.3(a) thereof and the Officers' Certificate, dated ________, 2005 in support of this opinion, provided to us by certain officers of IBT, and have made no independent review or investigation thereof. In addition, for purposes of this opinion, we have examined copies of the following documents:

     (a) Agreement dated _______________, 2005 and all Exhibits and Schedules thereto;

     (b) The form of FIS 1113 to be filed with the Bureau;

     (c) Articles of Incorporation and Bylaws of IBT, as amended;

     (d) Articles of Incorporation and Bylaws of Isabella Bank and Trust, as amended;

     (e) Articles of Incorporation and Bylaws of Farmers State Bank of Breckenridge, as amended;

     (f) Articles of Incorporation and Bylaws of the Merger Subsidiary;

     (g) Articles of Incorporation and Bylaws of IBT's non-bank Subsidiaries;


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

     (h) The Prospectus declared effective by the Securities and Exchange Commission ("SEC") on _______________, 2005;

     (i) Form Y-_____ and all amendments thereto;

     (j) The Registration Statement on Form S-4 (including exhibits) and Amendment No. 1 thereto filed with the SEC on _______________, 2005 and _______________, 2005, respectively;

     (k) The Order of the SEC dated _______________, 2005 declaring the Prospectus effective;

     (l) Certificate of Good Standing of IBT from the State of Michigan dated _______________, 2005;

     (m) Certificates of the Bureau confirming that Isabella Bank and Trust and Farmers State Bank of Breckenridge are each a duly organized state bank in good standing with the Bureau;

     (n) Certificate of the Bureau confirming that the Merger Subsidiary is a duly organized interim state bank in good standing with the Bureau;

     (o) Certificates of Good Standing from the State of Michigan regarding each of IBT's non-bank Subsidiaries; and

     (p) Certificate of the Secretary of IBT dated _______________, 2005 regarding (i) IBT's Articles and Bylaws; (ii) the incumbency of the officers of IBT; and (iii) all resolutions adopted by the Board of Directors of IBT in connection with the Merger and the Agreement.

We have not, except as specifically mentioned above made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of IBT or of any other matters. In our examination of the aforesaid books, records, documents and other materials, we have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies. We have assumed the authenticity and accuracy of certifications (of public officials, government agencies and departments, corporate officers and individuals) and statements of fact on which we are relying. We have assumed the due execution, delivery and performance of the Agreement and all obligations thereunder by FSSB.

Whenever the phrase "to our knowledge" appears in this opinion, it means that in the course of the inquiries and investigations described herein, we became aware of no facts which indicate that the opinion expressed is incorrect, and that except as otherwise expressly stated in this letter, we have not examined any public records (including without limitation, the plaintiff or defendant indices of state and federal courts), or the books and records of IBT or any IBT Subsidiary generally (including but not limited to instruments, contracts, notes and agreements of all kinds), whether or not examination or investigation might otherwise be reasonable or prudent, and that we have not undertaken any independent investigation to determine the existence or nonexistence of any facts.

In rendering this opinion, we advise that our firm only requires lawyers to be qualified to practice law in the State of Michigan and, in rendering the following opinions, we express no opinion with respect to any laws other than Michigan and Federal laws. Moreover, we express no opinion as to Federal or State choice of law or antitrust law matters.

Based upon the foregoing, and in reliance thereon, it is our opinion, subject to the assumptions, exceptions, and qualifications and limitations set forth herein that:

     (a) IBT is duly organized, validly existing and in good standing under the laws of the State of Michigan. IBT has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

     (b) Isabella Bank and Trust is a state chartered bank, duly organized and validly existing and in good standing under the laws of the State of Michigan. Isabella Bank and Trust has the corporate power and authority to own or lease all of its properties and assets and to carry on businesses as it is now being conducted.

     (c) Farmers State Bank of Breckenridge is a state chartered bank, duly organized and validly existing and in good standing under the laws of the State of Michigan. Farmers State Bank of Breckenridge has the corporate power and authority to own or lease all of its properties and assets and to carry on businesses as it is now being conducted.

     (d) The Merger Subsidiary is a state chartered interim bank, duly organized and validly existing and in good standing under the laws of the State of Michigan.

     (e) Each of IBT's non-bank Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the State of Michigan. Each of IBT's non-bank Subsidiaries has the corporate power and authority to own or lease all of its respective properties and assets and to carry on its respective business as it is now being conducted.

     (f) IBT has full corporate power and authority to execute and deliver the Agreement and to consummate the Merger and to carry out its obligations thereunder. The execution and delivery of the Agreement and the consummation of the Merger and the other transactions contemplated thereby, have been duly authorized by the Board of Directors of IBT and the Agreement constitutes a valid and binding obligation of IBT enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and limitations on the availability on specific performance and other equitable remedies.

     (g) None of the execution and delivery of the Agreement by IBT nor consummation by IBT of the transactions contemplated thereby, nor compliance by IBT with any of the terms or provisions thereof, will result in any violation pursuant to, any provision of the Articles of Incorporation or Bylaws of IBT, or the articles of incorporation, bylaws or other governing documents of the IBT Subsidiaries or, subject to obtaining the Regulatory Approvals referred to in
Section 8.3 of the Agreement, to our knowledge be or result in any violation pursuant to any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, franchise, license, judgment, order, statute, law, rule or regulation applicable to IBT or any IBT Subsidiary or their respective properties or assets which violations would in the aggregate have a Material Adverse Effect on IBT.

     (h) Except as disclosed in Schedule 5.1(i) of the IBT Disclosure Schedule, to our knowledge there are no actions, suits, proceedings, claims, arbitrations, or investigations pending or threatened by any person, including without limitation any governmental or regulatory agency, against IBT or any of IBT's Subsidiaries or the assets or business of IBT or any of IBT's Subsidiaries, any of which has had or may have a Material Adverse Effect on IBT.

     (i) During the course of the preparation and review of the Agreement, we have participated in conferences with representatives of IBT in which the contents of the Agreement and related matters were discussed. While we did not make any independent investigation or verification of factual information relating to the representations and warranties of IBT set forth in Section 5.1 of the Agreement, during the course of our representation of IBT, nothing has come to our attention which would give us reason to believe that such representations and warranties, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

     (j) During the course of the preparation of the S-4, we have participated in conferences with representatives of IBT and its accountants in which the contents of the S-4 and the Proxy Statement-Prospectus and related matters were discussed. While we did not make any independent investigation or verification of factual information relating to IBT set forth in the S4 and the Proxy Statement-Prospectus during the course of our representation of IBT, nothing has come to our attention which would give us reason to believe that (i) such S-4 or Proxy Statement-Prospectus as of the date the S-4 became effective under the Securities Act insofar as they contained information relating to IBT or any IBT Subsidiary, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and (ii) the Proxy Statement-Prospectus and any amendment or supplement thereto, will, at the date of mailing to shareholders and at the time of the meeting of shareholders of FSSB to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (provided that we do not opine as to any financial statements or other financial or statistical data included in or incorporated by reference in such S-4 or Proxy Statement-Prospectus or as to any information provided by or relating to FSSB for inclusion in such S-4, or Proxy Statement-Prospectus).

     (k) To our knowledge, no consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity, are required by or with respect to IBT or any IBT Subsidiary in connection with (i) the execution and delivery by IBT of the Agreement; and (ii) the consummation by IBT of the Merger and the other transactions contemplated by the Agreement, the failure of which to obtain or make would in the aggregate have a Material Adverse Effect on IBT or its ability to perform its obligations under the Agreement, other than those which have been obtained or completed.

This opinion has been prepared solely for your use in connection with the Closing under the Agreement, it should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

Yours very truly,

FOSTER, SWIFT, COLLINS & SMITH, P.C.